EXHIBIT 3.23






                             AMENDED AND RESTATED

                         LIMITED PARTNERSHIP AGREEMENT

                                      OF

                               DEL RANCH, LTD.,

                       A CALIFORNIA LIMITED PARTNERSHIP

                                MARCH 14, 1988







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                             AMENDED AND RESTATED
                         LIMITED PARTNERSHIP AGREEMENT
                                      OF
                               DEL RANCH, LTD.,
                       A CALIFORNIA LIMITED PARTNERSHIP
                                   PREAMBLE
                                   --------

              This Amended and Restated Limited Partnership Agreement (the "Limited Partnership Agreement") of DEL RANCH, LTD., A CALIFORNIA LIMITED PARTNERSHIP (the "Partnership"), is made and entered into as of March 14, 1988, by and between RED HILL GEOTHERMAL, INC., a Delaware corporation ("Red Hill"), and CONEJO ENERGY COMPANY, a California corporation ("Conejo"), individually as the "General Partner," and collectively as the "General Partners," and the Persons listed on Exhibit "A" to this Limited Partnership Agreement as the Original Limited Partners, and such other Limited Partners as may be substituted pursuant to the terms hereof, for the purpose of amending and restating that certain limited partnership agreement of the Partnership under which the affairs of the Partnership have been conducted to this date, and for the purpose of continuing the affairs of the Partnership under the Revised Limited Partnership Act of the State of California.

                                   RECITALS
                                   --------

              A. The Partnership is a duly formed and validly existing limited partnership which was formed and operated under the California Revised Limited Partnership Act (Title 2, Chapter 3, of the California Corporations
Code), by virtue of a Certificate of Limited Partnership dated February 3, 1988, filed with the Secretary of State of the State of California on February 5, 1988, and recorded February 9, 1988 as Document No. 88-02090 in the Office of the County Recorder of the County of Imperial and recorded February 9, 1988 as Document No. 88-060435 in the Office of the County Recorder of the County of San Diego, and certain other documents which were not recorded including, without limitation, a Limited Partnership Agreement of the Partnership dated February 5, 1988 (the "Original Limited Partnership Agreement").

              B. The Partnership was formed and is being continued for the purpose of acquiring a partially constructed geothermal electrical generating facility in the Salton Sea Known Geothermal Resource Area of Imperial County, California. The Partnership intends to complete the Development of the Del Ranch Facility under a Construction Management and Asset Transfer Agreement by and between the partnership and Magma Power Company ("Magma"),


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pursuant to which Magma will provide certain construction management services to the Partnership.

              C. The Partnership intends upon completion of the Del Ranch Facility to operate the Del Ranch Facility under the following operating agreements: (i) an Operating and Maintenance Agreement by and between the Partnership and Red Hill, pursuant to which Red Hill will operate the Del Ranch Facility on behalf of the Partnership; (ii) an Administrative Services Agreement by and between the Partnership and Red Hill, pursuant to which Red Hill will provide certain administrative services in connection with the development and operation of the Del Ranch Facility; (iii) a Technology Transfer Agreement by and between the Partnership and Magma, pursuant to which Magma will provide the Partnership with the nonexclusive right to use certain "Technology" and "Know-How" in connection with the operation of the Del Ranch Facility; (iv) a Ground Lease by and between the Partnership, as lessee, and Magma, as lessor, pursuant to which Magma will lease to the Partnership the real property upon which the Del Ranch Facility is located; (v) an Easement Grant Deed and Agreement Regarding Rights for Geothermal Development by and between the Partnership and Magma pursuant to which Magma will convey to the Partnership the right to extract Geothermal Brine and use geothermal brine-derived steam which is necessary to operate the Del Ranch Facility; and
(vi) a Power Purchase Contract by and between Magma (which has, as of March 14, 1988, assigned its rights under the Power Purchase Contract to the Partnership) and Southern California Edison Company, an Affiliate of Conejo.

              D. The parties now wish to amend and restate, in its entirety, the Original Limited Partnership Agreement for various reasons affecting the business and affairs of the Partnership including, without limitation, the admission of Conejo as a general partner and the admission of Conejo as a limited partner together with Magma to be referenced hereinafter as the "Original Limited Partners."

                                   ARTICLE I
                            ORGANIZATIONAL MATTERS
                            ----------------------

              1.1. Continuation. The parties hereby agree to continue the Partnership as a limited partnership under the Revised Limited Partnership Act of the State of California. The rights and liabilities of the Partners shall be as provided in the Act, except as otherwise expressly provided herein.

              1.2. Name. The name of the Partnership shall be "Del Ranch, Ltd., a California limited partnership," or such other name as the General Partners may hereafter designate by, Notice in writing to the Limited Partners.

              1.3. Business Purpose. The business of the Partnership shall be to invest in, acquire, finance, develop,


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improve, operate, maintain and hold the Del Ranch Facility and other Property
(as that term is defined in Section 2.2.24 hereof) for the production and sale of electricity from geothermal resources, to sell or otherwise dispose of the Del Ranch Facility and other Property and to engage in any other activities related or incidental thereto.

              1.4. Place of Business. The principal place of business of the Partnership shall be 480 West Sinclair Road, Calipatria, California 92233, or such other place as the General Partners may hereafter designate by Notice in writing to the Limited Partners. The Partnership may maintain such other offices and places of business as the General Partners may deem advisable.

              1.5. Certificate of Limited Partnership. Red Hill has heretofore executed a Certificate of Limited Partnership on Form LP-1 and filed it in the Office of the California Secretary of State as required by Section 15621 of the Act. Red Hill has heretofore recorded certified copies of the Certificate of Limited Partnership in the official records of each county in which the Partnership has a place of business or owns real property. The Managing General Partner shall cause an amendment to the Certificate of Limited Partnership to be filed with the Secretary of State of the State of California and recorded in the official records of each county within 30 days of the date hereof so as to reflect the addition of Conejo as a general partner and any other matters required to be stated therein.

              1.6. Agent for Service of Process. The Partnership shall continuously maintain in the State of California an agent for service of process on the Partnership.

              1.7. Term. The Partnership commenced on the date on which the Certificate of Limited Partnership was filed with the California Secretary of State, and shall continue until the date which is thirty-three (33) years thereafter, unless sooner terminated pursuant to this Limited Partnership Agreement.

                                  ARTICLE II
                                 DEFINED TERMS
                                 -------------

              2.1. Unless the context shall otherwise require, capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned thereto in Schedule Z hereto, which shall be incorporated by reference herein.

              2.2. In addition to the terms defined pursuant to Section 2.1 hereof, the following definitions shall apply for purposes of this Limited Partnership Agreement:

                        2.2.1. "Accountants" means Coopers & Lybrand, independent certified public accountants, or, subject to the provisions of this Limited Partnership Agreement, such other firm


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of independent certified public accountants as may be engaged from time to time by the General Partners for the Partnership.

                        2.2.2. "Act" means the Revised Limited Partnership Act of the State of California.

                        2.2.3. "Capital Account" as to any Partner, means an account maintained on the Partnership's books reflecting the excess (deficit) of (a) the sum of (i) such Partner's Capital Contributions, (ii) such Partner's share of Taxable Income and (iii) such Partner's share of tax-exempt income of the Partnership over (b) the sum of (i) such Partner's share of Tax Loss, (2) such Partner's share of other Partnership expenditures (including "section 705(a)(2)(B) expenditures" within the meaning of Treasury Regulation
Section 1.704-1(b)(2)(iv)(i)) that are not deductible for Federal income tax purposes (not including payments on indebtedness or expenditures to the extent included in the basis of any Partnership asset) and (3) any distributions to such Partner of Distributable Cash or Sale or Financing Proceeds.

                             2.2.3.1. Notwithstanding any other provision in
this Section 2.2.3 or elsewhere in this Limited Partnership Agreement, each Partner's Capital Account shall be maintained and adjusted in accordance with the Code and the Treasury Regulations thereunder, including Treasury Regulation Section 1.704-1(b)(2)(iv) and appropriate adjustments to capital accounts permitted in the case of a Partner who receives the benefit or detriment of any special basis adjustment under Sections 734, 743 and 754 of the Code. It is intended that appropriate adjustments shall thereby be made to Capital Accounts to give effect to any income, gain, loss or deduction (or items thereof) that is specially allocated pursuant to this Limited Partnership Agreement. Subject to Section 2.2.3.5, each Partner's Capital Account shall include that of any predecessor holders of the Interest of such Partner. A Partner who has more than one interest in the Partnership shall have a single Capital Account that reflects all such interests regardless of the class of interests owned by such Partner and regardless of the time or manner in which such interests were acquired.

                             2.2.3.2.  The General Partners, in their
discretion, may increase or decrease the Capital Accounts of the Partners to reflect a revaluation of Partnership property on the Partnership's books and records. No adjustment to Capital Accounts shall, however, be made unless all of the following conditions are satisfied:

                   (a) The adjustments are based on the fair market value of Partnership property (taking Section 7701(g) of the Code into account) on the date of adjustment;

                   (b) The adjustments reflect the manner in which the unrealized income, gain, loss or deduction inherent in such


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         property (that has not been reflected in Capital Accounts previously)
         would be allocated among the Partners under Article V of this Limited Partnership Agreement if there were a taxable disposition of such property for such fair market value on such date;

                   (c) Capital Accounts shall be adjusted in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g) for allocations to the Partners of depreciation, depletion, amortization, and gain or loss, as computed for book purposes, with respect to such property;

                   (d) The Partners' shares of depreciation, depletion, amortization, and gain or loss, as computed for tax purposes, with respect to such property shall be determined so as to take account of the variation of the adjusted tax basis and book value of such property in the same manner as under Section 704(c) of the Code and the Treasury Regulations thereunder; and

                   (e) The adjustments are made principally for a substantial non-tax business purpose (i) in connection with a contribution of money or other property (other than an insignificant amount) to the Partnership by a Partner as consideration for an interest in the Partnership, (ii) in connection with the liquidation of the Partnership or a distribution of money or other property (other than an insignificant amount) by the Partnership to a retiring or continuing Partner as consideration for an interest in the Partnership or (iii) under generally accepted industry accounting practices, provided that substantially all of the Partnership's property (excluding money) consists of stock, securities, commodities, options, warrants, futures or similar instruments that are readily tradable on an established securities market.

Capital Accounts shall also be adjusted, (1) as required under Section 48(q)(6) of the Code and Treasury Regulation Section 1.704-1(b)(2)(iv)(j), in regard to investment credits allowed with respect to property of the Partnership and (2) as required under Treasury Regulation Section
1.704-1(b)(2)(iv)(k), for depletion and gain or loss with respect to oil or gas properties of the Partnership.

                             2.2.3.3.  In the event that property is
contributed to the Partnership with a basis to the Partnership different from such property's fair market value at the time of its contribution, Capital Accounts shall be adjusted, in accordance with Treasury Regulation Sections 1.704-1(b)(2)(iv)(d)(3) and 1.704-1(b)(2)(iv)(g), for allocations to the
Partners of depreciation, depletion, amortization, and gain and loss, as computed for book purposes, with respect to such contributed property. Book depreciation, depletion and amortization with respect to such contributed Partnership


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property shall be computed in accordance with a reasonable method selected by the General Partners; under such method, (i) if the book value of such contributed Partnership property exceeds the adjusted tax basis thereof, the depreciation, depletion or amortization, as computed for book purposes, shall be no less than the depreciation, depletion or amortization, as computed for tax purposes, (ii) if the adjusted tax basis of such contributed Partnership property exceeds the book value thereof, the depreciation, depletion or amortization, as computed for book purposes, shall be no greater than the depreciation, depletion or amortization, as computed for tax purposes, and
(iii) if the book value of such contributed Partnership property equals the adjusted tax basis thereof, the depreciation, depletion or amortization, as computed for book purposes, shall equal the depreciation, depletion or amortization, as computed for tax purposes.

                             2.2.3.4. A Partner's Capital Account shall
be reduced by the fair market value (determined without regard to Section 7701(g) of the Code) of any property distributed by the Partnership to such Partner, whether in connection with a liquidation of the Partnership or of such Partner's Interest or otherwise. Accordingly, Capital Accounts shall first be adjusted to reflect the manner in which the unrealized income, gain, loss and deduction inherent in such property (that has not been previously reflected in Capital Accounts) would be allocated, pursuant to Article V of this Limited Partnership Agreement, among the Partners if there were a taxable disposition of such property for its fair market value (taking Section 7701(g) of the Code into account) on the date of distribution.

                             2.2.3.5.  Upon the transfer of all or any part of
an Interest, the transferor's Capital Account that is attributable to the transferred interest shall carry over to the transferee Partner. If the transfer of any interest in the Partnership causes a termination of the Partnership under Section 708 (b)(1)(B) of the Code, the Capital Account that carries over to the transferee Partner shall be adjusted in accordance with
Section 2.2.3.4 of this Limited Partnership Agreement and Treasury Regulation
Section 1.704-1(b)(2)(iv)(e) in connection with the constructive liquidation of the Partnership under Treasury Regulation Section 1.708-1(b)(1)(iv). The constructive reformation of the Partnership shall be treated as the formation of a new partnership, and the capital accounts of the partners of such new partnership shall be determined and maintained accordingly.

                             2.2.3.6. Adjustments to Capital Accounts in
respect to Partnership income, gain, loss, deduction and non-deductible expenditures (or item thereof) shall be made with reference to the Federal tax treatment of such items (and in the case of book items, with reference to the Federal tax treatment of the corresponding tax items) at the Partnership level, without


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regard to any requisite or elective tax treatment of such items at the Partner level.

                             2.2.3.7.  If the foregoing rules fail to
provide guidance on how adjustments to Capital Accounts should be made to reflect particular adjustments to Partnership capital on the books of the Partnership, adjustments to Capital Accounts shall be made in a manner that
(i) maintains equality between the aggregate Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, (ii) is consistent with the underlying economic arrangement of the Partners and (iii) is based, wherever practicable, on Federal tax accounting principles.

                             2.2.3.8. A separate accounting shall be made of
any item allocated for state or local income tax purposes in a manner different from how the corresponding item under the Code is allocated for Federal income tax purposes. Reference herein to Capital Accounts shall, to the extent appropriate and as necessary for state or local income tax purposes, be deemed to include the effects of such separate accounting.

                        2.2.4. "Capital Contribution" means the total amount of money and the fair market value (determined consistent with Section 752(c) of the Code and without regard to Section 7701(g) of the Code) of any property contributed to the Partnership by any Partner (or the predecessor holders of the Interest of any Partner).

                        2.2.5. "Capital Contribution Installment Dates" has the meaning set forth in Section 3.4.1 hereof.

                        2.2.6. "Distributable Cash" means, with respect to any period between Distribution Dates, the amount of cash or property delivered by Red Hill in its capacity as Operator under the Operating and Maintenance Agreement, to the Partnership pursuant to Section 12.2(xv) of the Operating and Maintenance Agreement (other than amounts representing Capital Contributions and the proceeds of the Project Lender's Loan) less any other reimbursements or fees payable hereunder including, without limitation, amounts reimbursed to Red Hill as "Tax Matter Partner" pursuant to the provisions of Section 11.6 hereof.

                        2.2.7. "Distribution Dates" means each March 31 and September 30 occurring during the term of the Partnership.

                        2.2.8. "Easement Consideration" means the consideration to be paid to Magma by the Partnership pursuant to the Easement Agreement.

                        2.2.9. "Financing" means any financing, refinancing or borrowing, whether or not secured by any Property, but excluding any loan made by the Partnership.


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                        2.2.10. "Incapacity" means the entry of any order for
relief in bankruptcy, of incompetence or of insanity, or the death, dissolution or termination (other than by merger or consolidation), of any Person.

                        2.2.11. "Interest" means the entire ownership interest of a Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits to which a Partner may be entitled as provided in this Limited Partnership Agreement, together with the obligations of such Partner to comply with all of the terms and provisions of this Limited Partnership Agreement.

                        2.2.12. "Limited Partner" means, solely for purposes of this Limited Partnership Agreement, any Person admitted to the Partnership as a limited partner, whether as an Original Limited Partner or a Substituted Limited Partner.

                        2.2.13. "Limited Partnership Agreement" means this Amended and Restated Limited Partnership Agreement, as amended from time to time.

                        2.2.14. "Majority of the Limited Partners" means the holders of more than 50% of the outstanding Units held by all of the Limited Partners.

                        2.2.15. "Management Committee" has the meaning set forth in Section 6.2 hereof.

                        2.2.16. "Managing General Partner" means Red Hill.

                        2.2.17. "Notice" means a writing, containing the information required by this Limited Partnership Agreement to be communicated to any Person, sent by registered, certified, first-class mail, telex or telecopy to such Person at the last known mailing address of such Person; provided, however, that any communication containing such information sent to such Person and actually received by such Person shall constitute Notice for all purposes of this Limited Partnership Agreement.

                        2.2.18. "Operating Cash Expenses" means the amount of cash disbursed by or on behalf of the Partnership in the ordinary course of business including, without imitation, all cash expenses, such as property management, insurance premiums, taxes, utilities, repair, maintenance legal, accounting, bookkeeping, computing, equipment use, travel on Partnership business, telephone expenses and salaries, and direct expenses of Partnership employees (if any) and agents and consultants while engaged in Partnership business. Operating Cash Expenses shall include fees or other amounts paid by the Partnership to any General Partner, Limited Partner or any Affiliate thereof permitted by this Limited Partnership Agreement including, but


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not limited to the Administration Fee, Guaranteed Capacity Payment, Technology
Fee, Construction Management Fee, Easement Consideration, rent under the
Ground Lease, Reimbursement Charges and any other amounts due and owing, as reimbursement or otherwise, under this Limited Partnership Agreement and/or any of the Operating Agreements, transmission line charges pursuant to the IID Agreements, contributions to the Debt Service Reserve Account, the Major Capital Expenditure Reserve Account, the Decommissioning Reserve Account and such other Reserves as the General Partners, in their sole discretion shall deem necessary or desirable to the business of the Partnership, including, without limitation, reserves for working capital, and the cost of goods, labor, materials and administrative services used for or by the Partnership, whether incurred by any General Partner, any Affiliate thereof or any non-Affiliate in performing functions set forth in this Limited Partnership Agreement reasonably requiring the use of such goods, labor, materials or administrative services. Operating Cash Expenses shall not include expenditures paid from Reserves or expenditures attributable to obtaining Sale or Financing Proceeds.

                        2.2.19. "Original Limited Partners" means the Persons listed on Exhibit "A" to this Limited Partnership Agreement.

                        2.2.20. "Partner" means any Limited Partner or General Partner.

                        2.2.21. "Partnership" means the limited partnership being continued under this Limited Partnership Agreement.

                        2.2.22. "Partnership Holding Account" means that certain segregated interest bearing account in the Partnership's name referenced in Section 3.3 hereof into which the General Partners shall deposit all Capital Contributions hereunder and all proceeds of draws under the Credit Facility.

                        2.2.23. "Project Costs" means, subject to any other provision of this Limited Partnership Agreement, all expenditures or commitments for expenditures with respect to the design, financing, engineering, construction, and start-up of the Del Ranch Facility, whether already incurred or to be incurred, or whether originally treated as capital or expense, which, subject to any other provision of this Limited Partnership Agreement, (i) are within the scope of the construction, development and start-up of the Del Ranch Facility, and (ii) may properly be treated as capital costs.

                   As used herein, "Project Costs" shall include, without limitation or duplication but subject to the restrictions contained in the foregoing clauses (i) and (ii), expenditures or commitments for expenditures incurred in the following:



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                             2.2.23.1. The Development of the Del Ranch
Facility.

                             2.2.23.2. The acquisition or lease of real
property and rights of way to be held in the name of the Partnership and all cost incurred, if any, in connection with any amendments to the Geothermal Leases including, without limitation, all consideration paid to the lessors in connection with such amendments. Prior to the Conversion Date, lease payments made by the Partnership shall be treated as Project Costs.

                             2.2.23.3. The obtaining of permits and approvals
for the development, construction and start-up of the Del Ranch Facility, including the geothermal exploratory, production and injection wells, and the acquisition, construction and putting into operation of the Del Ranch Facility.

                             2.2.23.4. The acquisition of title reports and
all expenses incurred in connection therewith, including, without limitation, legal fees and Title Consultant fees, and, where required, title insurance with respect to real property, leases, including, without limitation, the Geothermal Leases, and rights of way.

                             2.2.23.5. The acquisition of materials, supplies,
machinery, equipment or apparatus used (including rental charges for machinery, equipment or apparatus hired) in connection with the acquisition, construction or the start-up of the Del Ranch Facility, whether or not such materials, supplies, machinery, equipment or apparatus are to be installed as part of the Del Ranch Facility.

                             2.2.23.6. For costs of any financings relating to
the Del Ranch Facility, including the Credit Facility and fees or other charges allocable to the Development of the Del Ranch Facility in connection with that certain $75,000,000 Credit Agreement dated as of September 1, 1987 between Magma and Morgan Guaranty Trust Company of New York ("Morgan"), including interest during construction.

                             2.2.23.7. For costs in connection with the
financing, acquisition, construction or start-up of the Del Ranch Facility, including, without limitation, allowances or charges for taxes, licenses, excises, assessments, engineering, accounting and legal expenses, superintendence, casualties, surety bond and insurance premiums and interest and commitment fees paid or payable with respect to indebtedness.

                             2.2.23.8. The Partnership's share of the costs of
the electrical transmission facilities to be built by the IID as provided in the IID Agreements, and the electrical interconnection with IID and SCE, together with all costs and expenses associated with the financing thereof.


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                             2.2.23.9. For advance payments or deposits on
account of the cost of personal property acquired or to be acquired or services performed or rendered or to be performed or rendered in connection with the acquisition or the construction or the start-up of the Del Ranch Facility including, without limitation, the invoiced cost of such personal property or services notwithstanding that payment therefor is made with the capital stock or other property of the payor.

                             2.2.23.10. All fees or charges paid to Morgan in
connection with the financing of the Partnership and the Del Ranch Facility.

                        2.2.24. "Property" means the Del Ranch Property together with all interest in and rights to use the Geothermal Brine as provided in the Easement Agreement, all improvements now or hereafter constructed on the Del Ranch Property including, but not limited to, the Del Ranch Facility, and all personal property used in connection therewith, including any interest of the Partnership therein.

                        2.2.25. "Reserves" means funds set aside or amounts allocated during such period to reserves which shall be maintained in amounts deemed sufficient by the General Partners for working capital, to pay taxes, insurance, debt service, repairs, replacements or renewals, Decommissioning, and for other costs or expenses incident to the ownership or operation of the Property including, but not limited to, the Debt Service Reserve, the Major Capital Expenditure Reserve and the Decommissioning Reserve.

                        2.2.26. "Sale" means any Partnership transaction (other than the receipt of Capital Contributions) not in the ordinary course of its business, including, without limitation, sales, exchanges or other dispositions of real or personal property, condemnations, recoveries of damage awards and insurance proceeds (other than business or rental interruption insurance proceeds), and principal payments with respect to loans made by the Partnership pursuant to this Limited Partnership Agreement, but excluding any Financing.

                        2.2.27. "Sale or Financing Proceeds" means the net cash receipts of or on behalf of the Partnership arising from a Sale or Financing (other than the receipt of Capital Contributions and the proceeds of the Project Lender's Loan), less the following:

                             2.2.27.1. The amount necessary for the payment
of all debts and obligations secured by any Property sold or otherwise related to the particular Sale or Financing.

                             2.2.27.2. The amount of cash paid or to be paid
in connection with such Sale or Financing (which shall


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include, with regard to damage recoveries or insurance or condemnation proceeds, cash paid or to be paid in connection with repairs, replacements or renewals, in the discretion of the General Partners, relating to damage to or partial condemnation of the affected Property).

                             2.2.27.3. The amount considered appropriate
by the General Partners to pay taxes, insurance, debt service, repairs, replacements or renewals, or other costs or expenses of the Partnership (including costs of improvements or additions in connection with any Property) or to provide for the purchase of land or other interests in connection with any Property, or to provide Reserves therefor, other than the Debt Service Reserve and the Major Capital Expenditure Reserve.

                             2.2.27.4. The amount necessary to repay any
debt under the Credit Facility as a result of the effect of Section 2.09(d) of such Credit Facility.

                        2.2.28. "Scheduled Capital Contributions" has the meaning set forth in Section 3.4.1 hereof.

                        2.2.29. "Substituted Limited Partner" means any Person admitted to the Partnership as a Limited Partner pursuant to Section 9.3 of this Limited Partnership Agreement.

                        2.2.30. "Taxable Income" or "Tax Loss" means the income or loss of the Partnership for each fiscal year as determined for Federal, state or local income tax purposes, including without limitation related tax items such as capital gain or loss, tax preferences, credits, depreciation, depletion, deductions and investment credit recapture.

                        2.2.31. "Units" means the respective Interests of the Partners expressed in terms of the number of units held by them as set forth in Exhibit "B" attached hereto, as amended from time to time.

                   2.3. Additional Defined Terms. For the convenience of the parties, in addition to the defined terms set forth in Schedule Z hereto and this Article II, certain other terms are defined throughout this Limited Partnership Agreement.

                                  ARTICLE III
                             PARTNERS AND CAPITAL
                             --------------------

                   3.1. General Partners. The names, addresses, Capital Contributions, and Units of the General Partners are set forth in Exhibit "B" attached hereto.

                   3.2. Original Limited Partners. The names, addresses, Capital Contributions, and Units of the Original Limited Partners are set forth in Exhibit "B" attached hereto.



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                   3.3. Partnership Capital. The Partners shall make Capital
Contributions in accordance with the provisions of Sections 3.4 and 3.5 hereof. The General Partners shall deposit the proceeds of all Capital Contributions and all draws under the Credit Facility in the Partnership Holding Account promptly upon the General Partners' receipt thereof. The amounts held in the Partnership Holding Account shall be used by the Partnership in a manner consistent with this Limited Partnership Agreement including, without limitation, for such purposes as may be contemplated by the Construction Management Agreement. Subject to the provisions of Section 3.6 hereof, any amounts held in the Partnership Holding Account, including any interest earned thereon, in excess of the amounts necessary to fulfill the Partnership's obligations under the Construction Management Agreement, shall be delivered to Red Hill, in its capacity as Operator pursuant to the Operating and Maintenance Agreement, to be placed in the Operating Account. The Partnership shall not redeem or repurchase any Interest, and no Partner shall have the right to withdraw, or receive any return of, its Capital Contribution or Capital Account, except as specifically provided herein.

                   3.4. Scheduled Capital Contributions.

                        3.4.1. Each Partner shall make Capital Contributions in the aggregate amount set forth opposite its name on Exhibit "C" attached hereto ("Scheduled Capital Contributions"). Except as expressly provided to the contrary in Section 3.4.2 hereof, all Capital Contributions shall be made in cash. Scheduled Capital Contributions of the General Partners shall be made in monthly installments with the first of such installments to be made on the date hereof, and the remainder of such installments to be made on the twentieth day of each month commencing April 20, 1988 through and including the twentieth day of the month in which the Conversion Date occurs (the "Capital Contribution Installment Dates"). The amount of each General Partner's Scheduled Capital Contributions to be made on each of the Capital Contribution Installment Dates shall be an amount which, in the discretion of the General Partners, is sufficient both to maintain the ratio set forth in
Section 3.6 hereof and to accomplish the purposes of the Partnership, subject to such aggregate limitations described above. Each of the Limited Partners shall make its entire Scheduled Capital Contribution on the date of this Limited Partnership Agreement.

                        3.4.2. The Partners acknowledge that Magma has incurred certain intangible drilling and development costs in connection with its drilling and development of the wells to be used by the Del Ranch Facility, and that pursuant to the terms and conditions of the Construction Management Agreement the Partnership shall pay Magma for the transfer of such wells to the Partnership in an amount equal to the total cost to Magma of such wells less the amount of such intangible drilling and development costs incurred by Magma. The Partners hereby agree that a portion of the amount of such intangible drilling and development costs incurred by Magma shall be deemed to be contributed to the capital of the Partnership as the entire Scheduled Capital Contribution to be made by Magma pursuant to the terms of Section 3.4.1 hereof and, in this regard, such amount shall be credited against the amount set forth in Exhibit "C" hereto as being payable by Magma on the date hereof. The Partners further agree that the remaining portion of the amount of such intangible drilling and development costs incurred by Magma shall be deemed to be contributed to the capital of the Partnership as all or a portion, as the case may be, of the Scheduled Capital Contributions to be made by Red Hill pursuant to the terms of Section
3.4.1 hereof and, in this regard, such amount shall be credited against the amount set forth in Exhibit "C" hereto as being payable by Red Hill on the first Capital Contribution Installment Date (and on the earliest subsequent Capital Contribution Installment Dates to the extent of any excess over the amount payable by Red Hill to the Partnership on the first Capital Contribution Installment Date). The amount to be credited to Magma and Red Hill by reason of the foregoing contribution and form of conveyance by Magma and Red Hill of such intangible drilling and development costs is set forth on Exhibit "D" attached hereto, subject to the adjustment of such amount by Magma and Red Hill within 30 days of the date hereof to reflect the actual amount of intangible drilling and development costs incurred by Magma. All such amounts and costs shall be subject to subsequent audit by Conejo at its expense and Magma shall refund to the Partnership within 30 days after the completion of such audit any excess amount credited therefor.

                   3.5. Additional Funding.

                        3.5.1. If the General Partners agree, in the exercise of their respective sole discretion at any time after the Partnership has borrowed $71,000,000 under the Credit Facility and the Magma Undertaking and prior to the Conversion Date, to contribute additional funds to carry out the purposes of the Partnership for profit, Conejo, in its capacity as a general partner, shall contribute to the Partnership in cash as an additional Capital Contribution 57.5% of such funds and Red Hill agrees to contribute to the Partnership in cash as an additional Capital Contribution 42.5% of the funds, up to an aggregate additional amount from both General Partners of $11,153,846 ("Priority Tax Capital Contributions"). After all contributions of such additional amounts or the Conversion Date, whichever first occurs, or if for any reason such borrowed funds are not available and the General Partners agree, in their respective sole discretion, to make such contributions, such additional Capital Contributions shall be made 50% by Conejo and 50% by Red Hill ("Priority Capital Contributions"). The Priority Tax Capital Contributions and Priority Capital Contributions, where appropriate, shall hereinafter be collectively referred to as "Additional Capital Contributions." Subject to Section 8.1.1 of this Limited Partnership Agreement, each of the General Partners may elect to use borrowed funds to supply all or any portion of their respective shares of any additional Capital Contributions to the Partnership; provided, however, that neither of the General Partners may use borrowed funds for such purposes if the use of borrowed funds would result directly or indirectly in the breach of any covenant, condition or representation or warranty contained in, or an Event of Default under, the Credit Facility or any agreement, instrument or document related thereto. The provisions of this
Section 3.5.1 in respect of additional funding of the Partnership are intended to be, and shall be, solely for the benefit of the Red Hill and Conejo and not the Partnership or the Limited Partners. In addition to the Scheduled Capital Contributions provided in this Article III, the Partnership on the date hereof has entered into the Credit Facility and the Magma Undertaking for financing of up to $71,000,000 for the development of the Del Ranch Facility.

                        3.5.2.  In the event the General Partners are
required to make Additional Capital Contributions pursuant to Section 3.5.1 of this Limited Partnership Agreement, a separate memorandum account (a "Priority Equity Account") shall be established for each of the General Partners. Each General Partner's Priority Equity Account shall be adjusted only in the following manner:

                   (a) Increased by the amount of such General Partner's Additional Capital Contributions; and

                   (b) Decreased, but in no event to an amount less than zero, by the amount of all distributions to such General Partner pursuant to Sections 4.2.1 and 4.3.1.1 of this Limited Partnership Agreement.

                   3.6. Debt to Equity Ratio. At all times prior to the Conversion Date, the Partnership shall maintain the Partnership's ratio of "Tranche A Loans" (as that term is defined in the Credit Facility) to Scheduled Capital Contributions, at a level no greater than 1.85714:1. Notwithstanding anything contained herein to the contrary, in the event that the ratio of Tranche A Loans to Scheduled Capital Contributions of the Partnership is less than 1.85714:1 as of the Conversion Date, the Partnership shall refund to each Partner on the first anniversary of the Conversion Date (or as soon thereafter as is reasonably practicable) that portion of such Partner's Capital Contribution (a "Refunded Capital Contribution") with such interest thereon as may have accrued on such Refunded Capital Contribution while in the Partnership Holding Account and/or the Operating Account, as the case may be, which, together with all other Refunded Capital Contributions made to the Partners, both (a) is in excess of the costs incurred in the Development of the Del Ranch Facility during such one-year period, and (b) reduces the ratio of the Partnership's Tranche A Loans outstanding as of the Conversion Date to Capital Contributions ratio to a level as close as possible to, but not less than 1.85714:1. The amount of each

Partner's Refunded Capital Contribution, if any, shall equal that portion of the total Refunded Capital Contributions made by the Partnership which represents such Partner's pro rata share of the Partnership's capital.

                   3.7. Liability of Partners.

                        3.7.1. No Limited Partner shall be liable for the debts, liabilities, contracts or any other obligations of the Partnership. A Limited Partner shall be liable only to make its Capital Contributions on the date hereof in the amounts provided in Exhibits "B" and "C" attached hereto. A Limited Partner shall not be required to lend any funds to the Partnership or, after its Capital Contributions have been paid in accordance with the terms hereof, to make any further Capital Contribution to the Partnership.

                        3.7.2. In accordance with California law, a Limited Partner may, under certain circumstances, be required to return to the Partnership, for the benefit of Partnership creditors, amounts previously distributed to it as a return of capital. It is the intent of the Partners that no distribution to any Limited Partner of Distributable Cash or of Sale or Financing Proceeds shall be deemed a return or withdrawal of capital for purposes of this Limited Partnership Agreement, even if such distribution represents, for Federal income tax purposes or otherwise (in whole or in part), a return of capital, and that no Limited Partner shall be obligated to pay any such amount to or for the account of the Partnership or any creditor of the Partnership. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Limited Partnership Agreement, any Limited Partner is obligated to make any such payment, such obligation shall be the obligation of such Limited Partner and not of the General Partners.

                        3.7.3. The General Partners shall have no personal liability for repayment to the Limited Partners of their Capital
Contributions, or for repayment to the Partnership of the negative amounts of such Limited Partners' Capital Accounts, if any.

                   3.8. Default in Capital Contributions. In the event that a General Partner ("Defaulting Partner") does not make a timely Capital Contribution as required by this Article III, the other General Partner ("Non-Defaulting Partner"), at its option, may pay to the Partnership an amount (the "Non-Defaulting Partner Payment"), up to or equal to the unfunded amount which shall be deemed to be a Capital Contribution from the Defaulting Partner to the Partnership. Notwithstanding the provisions of Article IV of this Limited Partnership Agreement, in the event that a Non- Defaulting Partner makes a Non-Defaulting Partner Payment, the Partnership shall not make any distributions to the Defaulting Partner, but shall pay all distributions (the "Defaulting Partner Distributions") which would otherwise have been paid to the

Defaulting Partner to the Non-Defaulting Partner until (i) the amount of all Defaulting Partner Distributions paid to the Non- Defaulting Partner equals the amount of such unfunded Capital Contribution plus an amount equal to the maximum lawful rate of interest on the unpaid balance (the "additional amount") or (ii) the Non-Defaulting Partner notifies the Partnership that it has received a payment from the Non-Defaulting Partner equal to the amount of the unfunded Capital Contribution plus the additional amount, less the amount of any previous distributions to the Non- Defaulting Partner with respect to such default. During any period in which Defaulting Partner Distributions are being paid to the Non-Defaulting Partner, at the Non-Defaulting Partner's option, the Defaulting Partner's members on the Management Committee shall not have any voting rights and the vote of the Non-Defaulting Partner shall be sufficient with regard to any matter voted on by the Management Committee. The Defaulting Partner shall be liable to the Partnership and to the Non-Defaulting Partner for all losses, damages and expenses sustained or incurred by the Partnership and such Non-Defaulting Partner as a result of such unfunded contribution, including, without limitation, any additional tax liabilities and interest.

                                  ARTICLE IV
                             DISTRIBUTIONS OF CASH
                             ---------------------

                   4.1. Special Distributions. On a monthly basis an amount equal to 2.667% of Energy Revenues shall be distributed to Red Hill.

                   4.2. Distributions of Distributable Cash. All Distributable Cash, subject to limitations under the Credit Facility, shall be distributed to the Partners, on the Distribution Dates, to the extent available:

                   4.2.1. First, to the General Partners to the extent of and in proportion to the positive balance, if any, of their Priority Equity Accounts.

                   4.2.2. Second, to the Partners in proportion to their Units in the Partnership.

                   4.3. Distributions of Sale or Financing Proceeds.

                        4.3.1. Subject to Section 4.3.2 of this Limited Partnership Agreement, except in the event of the liquidation of the Partnership and distribution of proceeds pursuant to Article X of this Limited Partnership Agreement, and subject to the limitations under the Credit Facility, all Sale or Financing Proceeds shall be distributed to the Partners on the Distribution Dates, to the extent available:

                             4.3.1.1. First, to the General Partners to the
extent of and in proportion to the positive balance, if any, of their Priority Equity Accounts.

                             4.3.1.2. Second, to the Partners in proportion to
their Units in the Partnership.

                        4.3.2. No Sale or Financing Proceeds shall be distributed to any Limited Partner under Section 4.3.1.2 of this Limited Partnership Agreement so as to create or increase any deficit balance in such Limited Partner's Capital Account after adjustment for the allocation of any income, gain, loss or deduction, pursuant to the provisions of Article V of this Limited Partnership Agreement, resulting from the Sale or Financing giving rise to such Sale or Financing Proceeds. Sale or Financing Proceeds that would have been distributable to a Limited Partner but for the application of the preceding sentence shall be distributed instead to the General Partners in proportion to their Units in the Partnership.

                                   ARTICLE V
                  ALLOCATIONS OF TAXABLE INCOME AND TAX LOSS
                  ------------------------------------------

                   5.1. In General. Taxable Income and Tax Loss of the Partnership shall be determined and allocated with respect to each fiscal year of the Partnership as of the end of such year. Subject to the other provisions of this Article V, an allocation to a Partner of a share of Taxable Income or Tax Loss shall be treated as an allocation of the same share of each item of income, gain, loss and deduction that is taken into account in computing Taxable Income or Tax Loss.

                   5.2. Taxable Income and Tax Loss. Except as provided in Sections 5.3, 5.4 and 5.5 of this Limited Partnership
Agreement:

                        5.2.1. Gross income shall be allocated to Red Hill in an amount equal to distributions, if any, to Red Hill for such fiscal year under Section 4.1 of this Limited Partnership Agreement.

                        5.2.2. All remaining items of Taxable Income for a fiscal year shall be allocated to the Partners in proportion to their Units in the Partnership.

                        5.2.3. All remaining items of Tax Loss for a fiscal year shall be allocated to the Partners in proportion to their Units in the Partnership.

                   5.3. Special Allocations.

                        5.3.1. Intangible drilling cost deductions allowed under Section 263(c) of the Code and under corresponding provisions of state and local income tax laws shall be allocated as follows:

                             5.3.1.1. Subject to Section 5.3.2 hereof, such
deductions shall be allocated 100% to Conejo through and including the Conversion Date.

                             5.3.1.2. In the event both (a) Project Costs
exceed $93,846,154 and (b) intangible drilling costs exceed $9,950,000, then deductions for such intangible drilling costs shall be allocated as follows:

                   (a) If Project Costs are not in excess of $103,846,154 then deductions for the portion of intangible drilling costs between $9,950,000 and the actual amount of such costs (an "IDC Overrun") shall be allocated 50% to Conejo, 40% to Red Hill and 10% to Magma;

                   (b) If Project Costs are in excess of $103,846,154 but not in excess of $115,000,000, then the IDC Overrun shall be allocated to Conejoin an amount which equals the sum of (i) 50% of the IDC Overrun times a fraction the numerator of which shall be 10,000,000 and the denominator of which shall be a number equal to the Project Costs less 93,846,154, plus (ii) 57.5% of the IDC Overrun times a fraction the numerator of which shall be a number equal to the Project Costs less 103,846,154 and the denominator of which shall be the Project Costs less 93,846,154; the remainder of the IDC Overrun shall be allocated 80% to Red Hill and 20% to Magma; and

                   (c) If Project Costs are in excess of $115,000,000, then the IDC Overrun shall be allocated to Conejo in an amount which equals the sum of (i) 50% of the IDC Overrun times a fraction the numerator of which shall be 10,000,000 and the denominator of which shall be a number equal to Project Costs less 93,846,154, plus (ii) 57.5% of the IDC Overrun times a fraction the numerator of which shall be 11,153,846 and the denominator of which shall be a number equal to Project Costs less 93,846,154, plus (iii) 50% of the IDC Overrun times a fraction the numerator of which shall be a number equal to Project Costs less 115,000,000 and the denominator of which shall be Project Costs less 93,846,154; the remainder of the IDC Overrun shall be allocated 80% to Red Hill and 20% to Magma.

                         5.3.2.  Federal depreciation, amortization and
other cost recovery deductions under Sections 167 and 168 of the Code shall be allocated as follows:

                   (a) Such deductions attributable to Project Costs not to exceed $93,846,154 shall be allocated (i) 100% to Conejo through and including December 31, 1990 and (ii) commencing January 1, 1991 through and including December 31, 1992, 90% to Conejo, 8% to Red Hill and 2% to Magma and (iii) thereafter, to the Partners in proportion to their Units in the Partnership.

                   (b) Such deductions attributable to Project Costs in excess of $103,846,154 and less than $115,000,000 resulting from Priority Tax Capital Contributions made pursuant to the terms of Section 3.5 of this Limited Partnership Agreement shall be allocated 57.5% to Conejo, 34% to Red Hill and 8.5% to Magma.

                   (c) Such deductions attributable to Project Costs in an aggregate amount between $93,846,154 and $103,846,154 and to Project Costs in excess of $115,000,000 resulting from Priority Capital Contributions made pursuant to Section 3.5 of this Limited Partnership Agreement shall be allocated 50% to Conejo, 40% to Red Hill and 10% to Magma.

                        5.3.3. State and local tax deductions, if any, corresponding to Section 167 or 168 of the Code shall not be specially allocated under this Section 5.3, but rather shall be allocated pursuant to
Section 5.2.2 of this Limited Partnership Agreement.

                        5.3.4. In the event that the Federal Energy Regulatory Commission ("FERC") has failed to act to certify that the Del Ranch Facility is a qualifying facility within the meaning of 18 C.F.R. Section 292.203 ("Qualifying Facility"), or has not certified that the Del Ranch Facility is a Qualifying Facility on the grounds that the ownership criteria of 18 C.F.R.
Section 292.206 ("Ownership Criteria") are not satisfied because of Conejo's ownership interest in the Del Ranch Facility, on or before the close of business on August 15, 1988 or the day 15 days prior to the date (the "Power Sale Date") on which power is then scheduled to be both produced and delivered for sale from the Del Ranch Facility, whichever occurs first (the "QF Determination Date"), then, notwithstanding anything in this Section 5.3 to the contrary, all allocations of tax attributes of greater than 50% to Conejo set forth in this Article V shall not apply and all such items shall be allocated as provided in Sections 5.2.2 and 5.2.3. If at any time following any reallocation on the QF Determination Date the FERC issues an order certifying that the Del Ranch Facility is a Qualifying Facility in a manner permitting all or certain of such special allocations to Conejo set forth in this Article V, the provisions of the preceding sentence shall no longer apply and such special allocations shall be reinstated to the extent permitted in accord with such FERC certification.

                        5.3.5. In the event that FERC has failed to act to certify that the Del Ranch Facility is a Qualifying Facility, or has not certified that the Del Ranch Facility is a Qualifying Facility on the grounds that the Ownership criteria are not satisfied because of Conejo's ownership interest in the Del Ranch Facility on or before the QF Determination Date, Conejo shall deliver to the Agent with sufficient copies for the Banks, an opinion of the general counsel to Conejo reaffirming such counsel's opinion to the Agent and the Banks dated March 14, 1988 delivered pursuant to the Secured Credit Agreement (the "Original Opinion"), as of the QF Determination Date, after giving effect to the provisions of
Section 5.3.4 and taking into consideration any discussions that such counsel has had with FERC (or any other discussions of representatives of Conejo or the Partnership of which such counsel is aware) concerning the certification of the Del Ranch Facility as a Qualifying Facility and any other information known to such counsel to be relevant thereto. In the event that the general counsel to Conejo is unable to reaffirm the Original Opinion as of the QF Determination Date after giving effect to the provisions of Section 5.3.4 solely because of Conejo's Ownership Interest in the Del Ranch Facility, Conejo shall within fifteen (15) days after the QF Determination Date (but not less than seven (7) days prior to the Power Sale Date), complete the transfers contemplated in Section 13.2 (including conversion of part of its Interest as a General Partner, if necessary) to the extent necessary to enable the general counsel to Conejo to reaffirm the Original Opinion.

                   5.4. Gain and Loss Upon Liquidation.

                        5.4.1. Subject to Section 5.5 of this Limited Partnership Agreement, any gain realized upon liquidation of the Partnership shall be allocated:

                   (a) First, to each of the Partners to the extent of and in proportion to the deficit balance, if any, in their Capital Accounts.

                   (b) Second, to each of the Partners in proportion to and to the extent of the minimum amount required to equalize the capital accounts of such Partners in proportion to their Units in the Partnership.

                   (c) Third, the balance to the Partners in proportion to their Units in the Partnership.

                        5.4.2. Subject to Section 5.5 of this Limited Partnership Agreement, any loss realized upon liquidation of the Partnership shall be allocated to the Partners in proportion to their Units in the Partnership.

                   5.5. Additional Allocation Provisions. Notwithstanding the foregoing provisions of this Article V:

                        5.5.1. No Tax Loss shall be allocated to any Limited Partner whose Capital Account has been reduced to zero until the Capital Accounts of all Partners have been reduced to zero. If any Limited Partner's Capital Account has been reduced to zero at any time when any other Partner's Capital Account has a positive balance, then any such Tax Loss shall be allocated as follows:

                   (a) First, to the Partner or Partners with positive Capital Account balances, in the proportion that such positive balances bear to each other; and

                   (b) Second, after the Capital Accounts of all Partners have been reduced to zero, the balance of any such Tax Loss shall be allocated as otherwise provided in this Article V.

                        5.5.2. Notwithstanding the provisions of Section 5.5.1, beginning in the Partnership's first taxable year in which there are "nonrecourse deductions" (within the meaning of Treasury Regulation Section 1.704-1(b)(4)(iv)) and for all subsequent taxable years, if there is a net decrease in the Partnership's "partnership minimum gain" (within the ,meaning of Treasury Regulation Section 1.704-1(b)(4)(iv)(c)), there shall be allocated to all Partners with a deficit balance in their Capital Accounts ((i) reduced for the items described in Section 5.5.9(a), (b) and (c) of this Limited Partnership Agreement, (ii) excluding from each Partner's Capital Account the amount, if any, such Partner is obligated to contribute to the Partnership under Section 10.3 of this Limited Partnership Agreement and (iii) as otherwise adjusted as required under Treasury Regulation Section 1.704-1(b)(4)(iv)(e)), before any other allocation is made under this Article V, gross income and gain for such year (and, if necessary, subsequent years) in the amounts and in the proportions needed to eliminate such deficit balances as quickly as possible. Such allocations shall be made first from gains realized upon disposition of Partnership properties subject to one or more nonrecourse liabilities to the extent of the decrease in "partnership minimum gain" attributable to the disposition of such properties; the remainder of such allocations, if any, shall be composed of a pro rata portion of the Partnership's other items of gross income and gain. It is intended that this Section 5.5.2 qualify and be construed as a "minimum gain chargeback" within the meaning of Treasury Regulation Section 1.704- 1(b)(4)(iv).

                        5.5.3. [This Section is intentionally omitted.]

                        5.5.4. In the event that any amount claimed by the Partnership to constitute a deductible expense in any fiscal year is treated for Federal income tax purposes as a distribution made to a Partner in its capacity as a member of the Partnership and not a guaranteed payment as defined in Section 707(c) of the Code or a payment to a Partner not acting in his capacity as a partner under Section 707(a) of the Code, then the Partner who is deemed to have received such distribution shall first be allocated an amount of Partnership gross income equal to such payment, its Capital Account shall be reduced to reflect the distribution, and for purposes of this Article V, Taxable Income and Tax Loss shall be determined after making the allocation required by this Section 5.5.4.

                        5.5.5. For any fiscal year during which a Unit is assigned by a Partner (or by an assignee or successor in interest to a Partner), the portion of the Taxable Income and Tax Loss of the Partnership that is allocable in respect of such Unit shall be apportioned between the assignor and the assignee of the Unit on the basis of the number of days during such fiscal year that each is the owner thereof, without regard to (a) the results of Partnership operations before or after such assignment or (b) any payments or distributions made to the Partners before or after such assignment, except as otherwise provided in and required by Section 706(d)(2) of the Code.

                        5.5.6. In the event that the admission of any Partner causes a reduction in cost recovery deductions allowed with respect to any Property under Section 168(h)(6) of the Code, then the General Partners may, in their sole discretion, separately allocate cost recovery deductions so that
(a) the reduction in cost recovery deductions resulting from the application of Section 168(h)(6) will be allocated to the Partner whose ownership of Units caused Section 168(h)(6) to apply and (b) the cost recovery deductions of the remaining Partners will, to the extent possible, not be diminished.

                        5.5.7. Notwithstanding the foregoing provisions of this Article V, the General Partners' interests in each item of Partnership income, gain, loss, deduction or credit shall equal at least one percent (1%) of each of those items at all times during the existence of the Partnership. In determining the General Partners' interest in those items, any Limited Partner's Interest owned by either of the General Partners shall not be taken into account.

                        5.5.8. Notwithstanding the foregoing provisions of this Article V, income, gain, loss and deduction with respect to property contributed to the Partnership by a Partner shall be shared among the Partners, pursuant to Treasury Regulations promulgated under Section 704(c) of the Code, so as to take account of the variation, if any, between the basis of the property to the Partnership and its fair market value at the time of contribution.

                           5.5.9.  Notwithstanding the foregoing provisions
of this Article V, no allocation of income, gain, loss or deduction shall be made to any Limited Partner so as to cause a deficit balance in such Limited Partner's Capital Account as of the end of the Partnership taxable year to which such allocation relates. Solely for purposes of determining the extent to which the previous sentence is satisfied, a Limited Partner's Capital Account shall be increased by such Limited Partner's share, if any, of the Partnership's "partnership minimum gain" (within the meaning of Treasury Regulation Section 1.704-1(b)(4)(iv)(c)) and reduced for:

                   (a) Adjustments that, as of the end of such year, reasonably are expected to be made to such Limited Partner's Capital Account under Treasury Regulation Section 1.704- 1(b)(2)(iv)(k) for depletion allowances with respect to oil and gas properties of the Partnership;

                   (b) Allocations of loss and deduction that, as of the end of such year, reasonably are expected to be made to such Limited Partner pursuant to Sections 704(e)(2) and 706(d) of the Code and Treasury Regulation Section 1.751-1(b)(2)(iii); and

                   (c) Distributions that, as of the end of such year, reasonably are expected to be made to such Limited Partner to the extent they exceed offsetting increases to such Limited Partner's Capital Account that reasonably are expected to occur during (or prior to) the Partnership taxable years in which such distributions reasonably are expected to be made (other than increases made pursuant to the minimum gain chargeback provisions of Section 5.5.2 of this Limited Partnership Agreement). For such purposes, the adjusted tax basis of Partnership property (or, if Partnership property is properly reflected on the books of the Partnership at a book value that differs from its adjusted tax basis, the book value of such property) will be deemed to be the fair market value of such property.

Any Limited Partner who unexpectedly receives an adjustment, allocation or distribution described in subparagraph (a), (b) or (c) of this Section 5.5.9 shall be allocated items of gross income and gain in an amount and manner sufficient to eliminate the deficit balance in such Limited Partner's Capital Account as quickly as possible. The provisions of this Section 5.5.9 shall be implemented by the General Partners in a reasonable and equitable manner. It is intended that this Section 5.5.9 qualify and be construed as a "qualified income offset" within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(d).

                        5.5.10. In the event that the Code or any Treasury Regulations promulgated thereunder or any applicable state or local income tax laws or regulations require allocations of items of income, gain, loss, deduction or credit different from those set forth in this Limited Partnership Agreement, upon the advice of the Partnership's Accountants, the General Partners are hereby authorized to make new allocations in reliance upon the Code, the Treasury Regulations, such applicable state and local income tax laws and regulations and such advice of the Partnership's Accountants, such new allocations shall be deemed to be made pursuant to the fiduciary obligations of the General Partners to the Partnership and the Limited Partners, and no such new allocation shall give rise to any claim or cause of action by any Limited Partner.

                                  ARTICLE VI
               RIGHTS, POWERS AND DUTIES OF THE GENERAL PARTNERS
               -------------------------------------------------

                   6.1. Management of the Partnership; Managing General Partner.

                        6.1.1. Subject to the consent of the Limited Partners where required by this Limited Partnership Agreement, the General Partners shall have the powers and authority to manage the affairs of the Partnership. The General Partners, within the authority granted to them under this Limited Partnership Agreement, have determined to and hereby agree to manage the business of the Partnership: (1) through a Management Committee with respect to those matters set forth in Section 6.2 hereof or otherwise reserved to the General Partners under other provisions of this Limited Partnership Agreement and (2) with respect to the development, improvement, operation, and maintenance of the Del Ranch Facility and other Property for the production and sale of electricity from geothermal resources, through the Managing General Partner.

                        6.1.2. The General Partners hereby appoint Red Hill as the Managing General Partner. In addition to its other powers and responsibilities hereunder, the Managing General Partner shall have the authority and responsibility, on behalf of the Partnership, to manage the day to day affairs of the Partnership including administration of the Loans under the Credit Facility and to carry out the decisions, policies and directives of the Management Committee.

                        6.1.3. Any person dealing with the Partnership may rely upon the signature of the Managing General Partner or the General Partners as to its authority to make any undertaking on behalf of the Partnership, and shall not be required to determine any facts or circumstances bearing upon the existence of such authority.

                        6.1.4. No Limited Partner (except one who is also a General Partner, and then only in its capacity as General Partner within the scope of its authority hereunder) shall participate in control of, or have any control over the Partnership business or any authority or right to act for or bind the Partnership. The Limited Partners hereby consent to the exercise by the General Partners and the Managing General Partner of the respective powers conferred on them by this Limited Partnership Agreement.

                   6.2. Authority of the Management Committee. The General Partners acting jointly through their respective representatives on the Management Committee created hereby shall possess the powers and rights of the General Partners under the Act and this Limited Partnership Agreement. The management committee shall be comprised of four (4) members, two (2) of which shall be designated by Red Hill and two (2) of which shall be designated by Conejo (the "Management Committee"). Each of Conejo or Red Hill upon appointing a member to the Management Committee shall notify the other General Partner of the name of such member. A General Partner may remove such member by giving notice to the other General Partner. Conejo and Red Hill will each take such action as is internally required within that Partner to provide each of its members on the Management Committee sufficient authorization to bind and legally act on behalf of that Partner so long as his or her appointment remains in effect. The Management Committee shall have regular meetings no less frequently than quarterly and at such times as the Management Committee may fix. A majority of the members may call special meetings on at least two days' advance written notice. The Management Committee shall establish its rules of procedure subject to the terms hereof. The presence of a representative of each General Partner shall be necessary to constitute a quorum for the conduct of any meeting. The Management Committee will cause minutes of each meeting to be prepared and submitted to the members for approval.

              The following actions or decisions by, on behalf of or with respect to the Partnership or the General Partners shall require the prior approval of both General Partners as evidenced by the vote of all members of the Management Committee present at a meeting or, if action is taken by written consent, by all of the authorized members of the Management Committee.

                        6.2.1. Approval of the annual operating and maintenance budgets and capital improvements and parts replacement budgets for the Del Ranch Facility, which budgets shall be prepared by Red Hill as operator under the Operating and Maintenance Agreement.

                        6.2.2. Approval of capital expenditures not covered in the operating and maintenance budgets or the capital improvements budgets described in Section 6.2.1 hereof, in amounts in excess of $50,000 per expenditure and $500,000 per fiscal year in the aggregate, except in the case of an emergency in which event the Managing General Partner shall have the right to take any and all actions reasonably required in response to the emergency event.

                        6.2.3. Adoption of significant Partnership policies.

                        6.2.4. Amendment of this Limited Partnership
Agreement, so as to affect the substantive rights or obligations of any party hereto.

                        6.2.5. Approval of any significant agreements, documents, instruments or arrangements between or involving the Partnership and a General Partner or an Affiliate of a General Partner (apart from the Operating Agreements, which are hereby deemed approved), and any amendment, consent, or waiver with respect to any such agreements, documents, instruments or arrangements.

                        6.2.6. Approval of the sale, transfer, lease or other disposition of any material item of Property or any other material asset of the Partnership, or the creation of a "Lien" with respect to any such property or asset (as used in this Section 6.2, "Lien" means any mortgage, lien, pledge, charge, security interest or encumbrance), other than Liens created in connection with the Credit Facility, and Liens incurred in the ordinary course of the Partnership's business including, without limitation, Liens incurred in the ordinary course of the Development of the Del Ranch Facility, or, thereafter, in the ordinary course of the Partnership's business, which are immaterial in amount and significance.

                        6.2.7. Dissolution of the Partnership, otherwise than as provided in this Limited Partnership Agreement.

                        6.2.8. Approval of distributions of any cash or property other than Distributable Cash, Sale or Financing Proceeds or amounts to be distributed under Section 4.1 hereof or any decision not to distribute Distributable Cash or sale or Financing Proceeds.

                        6.2.9. Approval of the prepayment in whole or in material part of any Partnership debt or other obligation, or any material change (including any extension, consolidation, modification, refinancing or renewal) in the terms of any such obligations or any Lien on any Property or material asset of the Partnership (except to the extent contemplated by an approved budget).

                        6.2.10. Approval of long range financing plans other than the Credit Facility and the Magma Undertaking (except to the extent contemplated by an approved budget).

                        6.2.11. Approval of any borrowing of money, or entering into any loan agreement, deferred purchase agreement, lease or other financing arrangement, issuance of any evidence of indebtedness, or provision of any other commitment of the credit of the Partnership, other than with respect to trade payables and immaterial short-term equipment leases in the ordinary course of the Partnership's business, not expressly authorized in this Limited Partnership Agreement or in an approved budget.

                        6.2.12. Subject to the Operating and Maintenance Agreement or the Administrative Services Agreement, removal of Red Hill under the Operating and Maintenance Agreement or the Administrative Services Agreement, or both.

                        6.2.13. A change in the selection of lawyers or accountants of the Partnership, the retention of other


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



consultants to the Partnership or the employment of any employees by the Partnership.

                        6.2.14. Approval of loans, guarantees or other extensions of credit (other than normal payment terms under the Del Ranch Power Purchase Contract) by the Partnership to or for the benefit of the Partners or any of their respective Affiliates.

                        6.2.15. Approval of the minutes of meetings of the Partnership and actions of the Partnership taken without meetings.

                        6.2.16. Approval of the engagement in any business on behalf of the Partnership other than the ownership and operation of the Del Ranch Facility.

                        6.2.17. Approval of the provision by Red Hill under the Administrative Services Agreement of Extraordinary Services costing the Partnership in excess of (a) $25,000 per service or related group of services, or (b) $100,000 in the aggregate per fiscal year. Extraordinary Services that are not in excess of these limits shall not require the approval of the Management Committee.

                        6.2.18. Any decision to revalue the Partnership's property, or determination of the fair market value of assets where required under this Limited Partnership Agreement.

                        6.2.19. Payment, extension, renewal, modification, adjustment, submission to arbitration, prosecution, defense, settlement or compromise of any debt, obligation, suit, liability, cause of action or claim, including taxes, either in favor of or against the Partnership, and involving a potential liability or recovery in excess of $450,000.

                        6.2.20. Any material change in the accounting methods used by the Partnership.

                        6.2.21. Making or revoking any of the elections referred to in Sections 48, 167, 168, 195, 263(c), 709, 732, 754 or 1017 of
the Code, or any similar provisions enacted in lieu thereof; provided, however, that if such approval is not achieved, then all such elections and other tax decisions shall be made in such a way as to reduce Partnership taxable income to the maximum extent possible and take deductions in the earliest taxable year possible.

                        6.2.22. Approval of the establishment and maintenance of Reserves (except to the extent contemplated in an approved budget, in which case the Managing General Partner shall establish and maintain the budgeted Reserves and fixed nondiscretionary Reserves expressly required by the Operating Agreements or the Credit Facility).


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



                        6.2.23. Approval of the replacement of or addition of any geothermal well except as may be required on an emergency basis in the event of damage to, destruction of, or other casualty to, any geothermal well.

                        6.2.24. Determination of the amount and times at which Additional Capital Contributions will be required under Section 3.5.1 or acceptance of any in-kind Capital Contribution under such section.

                        6.2.25. Decisions regarding allocations under Section
5.5.6 or 5.5.10 of this Limited Partnership Agreement.

                   Each Management Committee member's approval of any matter will not be withheld without a reasonable basis. Any member of the Management Committee may submit proposals for action to the committee. The Management Committee shall not be involved in the day-to-day operations of the Del Ranch Facility or the implementation of day-to-day operating practices and decisions.

                   6.3. Authority of General Partners to Deal with Partnership. The Partnership may deal with and enter into agreements with any General Partner or Affiliate subject to the provisions hereof.

                        6.3.1. Any agreement, arrangement or transaction between the Partnership and any General Partner or any of its Affiliates permitted by this Limited Partnership Agreement shall be subject to the following conditions:

                   (a) Any such agreement, arrangement or transaction shall be embodied in a written contract which precisely describes the subject matter thereof and all compensation to be paid therefor;

                   (b) No rebates or "give-ups" may be received by any General Partner or any such Affiliate, nor may the General Partner or any such Affiliate participate in any reciprocal business arrangement which would have the effect of circumventing any of the provisions of this Limited Partnership Agreement; provided, however, that any refund or payment required by the terms of the Del Ranch Power Purchase Contract shall not be deemed such a prohibited payment;

                   (c) Such agreements or arrangements shall be fully disclosed to all Partners in one of the reports provided for in
         Article XI of this Limited Partnership Agreement; and

                   (d) The agreement, arrangement or transaction shall be entered into principally for the benefit of the Partnership in the ordinary course of Partnership business and on terms no less favorable to the Partnership than available from unaffiliated third persons.

                   6.4. Authority to Pay Certain Fees and Expenses. To the extent not covered by and assumed under the provisions of the Operating Agreements, the Partnership shall pay all other fees and expenses of the Partnership including, without limitation, the fees and expenses related to
(i) Partnership operations, (ii) Partnership accounting, (iii) communications with Partners, (iv) Partnership legal services, (v) Partnership tax services,
(vi) Partnership audit services, (vii) Partnership appraisal services, (viii) Partnership commercial banking services, (ix) Partnership investment advisor services, (x) Partnership computer services, (xi) Partnership organization expenses, (xii) Partnership mileage and travel expenses and (xiii) such other related operational and administrative expenses as are necessary for the prudent organization and operation of the Partnership.

                   6.5. Restrictions on Authority of General Partners. Without the consent of a Majority of the Limited Partners and the other General Partner, neither of the General Partners shall have any authority to:

                   (a) Do any act in contravention of this Limited Partnership Agreement which affects the rights or obligations of the Partners;

                   (b) Do any act which would make it impossible to carry on the ordinary business of the Partnership;

                   (c) Possess Partnership property, or assign its rights in specific Partnership property, for other than a Partnership purpose;

                   (d) Admit a Person as a General Partner, except as provided in this Limited Partnership Agreement; or

                   (e) Knowingly perform any act that will subject any Limited Partner to liability as a general partner in any jurisdiction.

                   6.6. Certain Duties and Obligations of General Partners.

                        6.6.1. The Managing General Partner shall take all actions which may be necessary or appropriate (a) for the continuation of the Partnership's existence as a limited partnership under the laws of the State of California (and under the laws of each other jurisdiction in which such existence is necessary to protect the limited liability of the Limited Partners or to enable the Partnership to conduct the business in which it is engaged or proposes to be engaged) and (b) for the acquisition, development, maintenance, preservation and operation of the Property in accordance with the provisions of this Limited

Partnership Agreement and applicable laws and regulations it being understood and agreed, however, that the provision of day-to-day property management services for the Property is not an obligation of the Managing General Partner as such, but rather such day-to-day services shall be provided by Red Hill as operator pursuant to the Operating and Maintenance Agreement.

                        6.6.2. The General Partners shall devote to the Partnership such time as may be necessary for the proper performance of their respective duties hereunder, but the officers and directors of the General Partners shall not be required to devote their full time to the performance of such duties.

                        6.6.3. The Managing General Partner shall use its best efforts to maintain its net worth at all times at a level sufficient to meet all requirements of the Code and currently applicable regulations, rulings and revenue procedures of the Internal Revenue Service, and to meet any future requirements set by Congress, the Internal Revenue Service, any agency of the Federal government or the courts, to assure that the Partnership will be classified for Federal income tax purposes as a partnership and not as an association taxable as a corporation.

                        6.6.4. The General Partners shall use their best efforts to preclude the classification of the Partnership as a "publicly traded partnership" to which Section 7704(a) of the Code applies.

                        6.6.5. The Managing General Partner shall take such action as may be necessary or appropriate in order to form or qualify the Partnership under the laws of any jurisdiction in which the Partnership does business or in which such formation or qualification is necessary in order to protect the limited liability of the Limited Partners or in order to continue in effect such formation or qualification. The Managing General Partner shall file or cause to be filed for recordation in the office of the appropriate authorities of the State of California, and in each other jurisdiction in which the Partnership is formed or qualified, such certificates (including limited partnership and fictitious name certificates) and other documents as are required by the statutes, rules or regulations of such jurisdictions.

                        6.6.6. The General Partners shall at all times conduct their respective affairs and the affairs of the Partnership and all of their Affiliates in such a manner that neither the Partnership nor any Partner nor any Affiliate of any Partner will have any personal liability under any mortgage on any Property.

                        6.6.7. The Managing General Partner shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any Federal, state and local tax


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



returns required to be filed by the Partnership. The Partnership shall pay any taxes payable by the Partnership.

                        6.6.8. So long as the Credit Facility remains a valid and binding obligation of the Partnership, the Managing General Partner shall procure and maintain, or cause to be procured and maintained, at the sole expense of the Partnership, such policies of insurance, in such amounts, as are necessary to comply with the Insurance Requirements and shall cause the Partnership to comply with the other terms and conditions of the Credit Facility. After such time as the Credit Facility ceases to be a valid and binding obligation of the Partnership or otherwise terminates in accordance with its terms, the Managing General Partner shall procure and maintain, or cause to be procured and maintained, at the sole expense of the Partnership, for the remainder of the term of the Partnership, such policies of insurance, in such amounts, as the Managing General Partner deems necessary or appropriate.

                        6.6.9. Each of the General Partners shall be under a fiduciary duty to conduct the affairs of the Partnership in the best interests of the Partnership and the Limited Partners, including the safekeeping and use of all Partnership funds and assets and the use thereof for the exclusive benefit of the Partnership.

                        6.6.10. The General Partners shall not in their capacity as General Partners or as the Managing General Partner receive any salary, fees, commissions, profits, distributions or allocations, except fees, commissions, profits, distributions and allocations to which it may be entitled as expressly permitted by this Limited Partnership Agreement.

                   6.7. Other Business of Partners. Any Partner or its Affiliates may engage independently or with others in other business ventures of every nature and description, including without limitation the ownership of other properties and the making or management of other investments. Nothing in this Limited Partnership Agreement shall be deemed to prohibit any Partner or any Affiliate of any Partner from dealing, or otherwise engaging in business, with Persons transacting business with the Partnership, or from providing services related to the purchase, sale, financing, management, development or operation of real or personal property including, without limitation, geothermal or other competitive electrical generating or other power plants, and receiving compensation therefor, not involving any rebate or reciprocal arrangement which would have the effect of circumventing any restriction set forth herein upon dealings with the General Partners or any Affiliate of the General Partners. Without limiting the generality of the foregoing, the General Partners will not be obligated to present to the Partnership any particular investment opportunity which comes to either of their attention, even if such opportunity is of a character which might be suitable for investment by the

Partnership. Neither the Partnership nor any Partner shall have any right by virtue of this Limited Partnership Agreement or the Partnership relationship created hereby in or to such other ventures or activities or to the income or proceeds derived therefrom, and the pursuit of such ventures, even if competitive with the business of the Partnership, shall not be deemed wrongful or improper. Under no circumstances shall any Partner engage in any activity or activities which would result in Del Ranch Facility's inability to satisfy the criteria required to be satisfied in order to be a "qualifying facility" as provided in 18 C.F.R. [section] 292.203, as the same may be amended from time to time. In the event any Partner engages in any activity prohibited by the immediately preceding sentence, such Partner shall be required to sell or otherwise transfer its Interest as provided in Article XIII of this Limited Partnership Agreement; provided, however, that any transfer of a Partner's Interest that would result in the Partnership's failure to satisfy the criteria set forth in 18 C.F.R. [section] 292.203 shall be void and of no force or effect.

                   6.8. Limitation on Liability of General Partners; Indemnification. The General Partners shall not be liable, responsible or accountable in damages or otherwise to any of the Partners for any act or omission performed or omitted by either of them in good faith pursuant to the authority granted to them by this Limited Partnership Agreement in a manner reasonably believed by the General Partner acting or omitting to so act to be within the scope of the authority granted to it by this Limited Partnership Agreement and not opposed to the best interests of the Partnership or the Limited Partners; provided, however, that the General Partners shall not be relieved of liability with respect to any claim, issue or matter as to which they or any Affiliate shall have been adjudged to be liable for gross negligence, fraud or bad faith in the performance of their respective fiduciary duties to the Limited Partners. Except in the case of any such judgment of liability, the Partnership shall indemnify the General Partners, their employees, agents and assigns against any loss or damage incurred by them, and against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with the defense or settlement of any threatened, pending or completed action or suit by any Person in connection with any such act or omission. The satisfaction of any obligation to indemnify and hold the General Partners, their employees, agents and assigns harmless shall be from and limited to Partnership assets, and no Partner shall have any personal liability on account thereof.

                   6.9. Rights of Conejo. Conejo, at its own expense, shall have the right to reasonably audit the books and records of Magma and/or its Affiliates (other than DCC) with respect to services furnished to the Partnership other than on a fixed cost basis.



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



                   6.10. Construction of Operating Agreements to Which Red Hill and/or Its Affiliates Are Parties.

                        6.10.1. Under the Operating Agreements pursuant to which Red Hill and/or its Affiliates are parties required to provide services, labor or materials to the Partnership, the Partners hereby agree for purposes of this Limited Partnership Agreement and such Operating Agreements that any reference to "good faith" efforts herein or therein shall be construed so as not to permit repeated instances of negligent conduct.

                        6.10.2. Under the Operating Agreements pursuant to which Red Hill and/or its Affiliates are parties required to provide services, labor or materials to the Partnership, the Partners hereby agree for purposes of this Limited Partnership Agreement and such Operating Agreements that any provisions contained therein which enable Red Hill or such Affiliates to receive a reasonable profit for services, labor or materials provided thereunder shall mean a profit that is typical for the kind of service or labor rendered or material provided and the cost to the Partnership of such services shall not exceed that which is available in a competitive marketplace from unaffiliated third parties.

                        6.10.3. The Partners acknowledge that certain services to be provided under the Administrative Services Agreement are similar in nature to Services to be performed under the Operating and Maintenance Agreement. By way of illustration only, certain accounting and bookkeeping services under the Administrative Services Agreement are similar in nature to the accounting and bookkeeping services under the Operating and Maintenance Agreement. As such, only those of such costs and expenses incurred by Red Hill at the Del Ranch Facility or at the Red Hill administrative facility in Imperial County, California, in rendering the same shall be reimbursable to Red Hill as Reimbursement Charges.

                                  ARTICLE VII
                  REPRESENTATIONS AND WARRANTIES OF RED HILL
                  ------------------------------------------

                   7.1. Representations and Warranties. Red Hill represents and warrants to Conejo as of the date hereof, after giving effect to the execution and delivery of the Operating Agreements (to the extent not heretofore executed and delivered), as follows:

                        7.1.1. The Partnership is a limited partnership duly formed, validly existing and in good standing under the laws of the State of California, and has all powers under the Limited Partnership Agreement and the laws of the State of California and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and proposed to be conducted. The Partnership has not conducted any business or incurred or assumed any material liabilities or obligations (whether fixed or contingent) prior to the date of this Limited Partnership Agreement.

                        7.1.2. The execution, delivery and performance by the Partnership of the Credit Facility and the related Notes, Security Agreement and Deed of Trust and the Project Agreements (as defined in the Credit Facility) in effect as of the date hereof are within the powers of the Partnership, have been duly authorized by all necessary actions on the part of the Partnership, Red Hill and its Affiliates, require no action by any of such entities by or in respect of, or filing with, any governmental body, agency or official other than such actions as have already been taken, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of this Limited Partnership Agreement or of any agreement, judgment, injunction, order, decree or other instrument (including any Geothermal Leases) binding upon the Partnership, or, with respect to any Geothermal Leases, upon Magma or result in the creation or imposition of any Lien, other than the Security Interests (as those terms are defined in the Credit Facility), on any asset of the Partnership or, with respect to any Geothermal Leases, upon Magma.

                        7.1.3. There is no action, suit or proceeding pending against, or to the knowledge of Red Hill, threatened against or affecting the Partnership, or any of its rights or assets before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, financial position or results of operations of the Partnership or which in any manner draws into question the validity of any of the Project Agreements in effect as of the date hereof.

                         7.1.4. Each of Red Hill and Magma has fulfilled its
obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and has not incurred any liability to the PBGC or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA (as those terms are defined in the Credit Facility).

                          7.1.5. The charges, accruals and reserves on the book
of the Partnership in respect of taxes or other governmental charges are, in the opinion of Red Hill, adaquate to cover the Partnership's liability with respect to such taxes and charges.

                          7.1.6. To the best of Red Hill's knowledge after
inquiry and physical inspection, the Del Ranch Property does not contain any hazardous wastes, hazardous substance, hazardous material, toxic wastes, toxic substances or toxic pollutants, as those terms are used in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, the California Hazardous Waste Control Act, the California Hazardous Substance Act, the Porter-Cologne Water Quality Control Act, in any regulations promulgated pursuant thereto, or in any other applicable law, ordinance, rule or regulation, or any other substance, waste or material considered toxic or hazardous under any applicable federal, state or local law, ordinance, rule or regulation.

                           7.1.7. The Del Ranch Facility is not subject to the
jurisdiction of the CEC on the date of this Limited

Partnership Agreement, and no CEC Event has occurred (as those terms are defined in the Credit Facility).

                        7.1.8. The Partnership and the Del Ranch Facility are in compliance in all material respects with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities (including, without limitation, the Geothermal Steam Act of 1970, those laws identified in
Section 7.1.6 above and any other laws relating to the protection of the environment, ERISA, all relevant California state and local laws, rules and regulations promulgated thereunder). The Partnership has obtained (or has applied for as necessary to timely obtain) all material permits and authorizations of any governmental body, agency or official necessary for the Development of the Del Ranch Facility, operation of the Del Ranch Facility or required for the Partnership to sell electricity to SCE under the Del Ranch Power Purchase Contract and all of such permits and authorizations obtained by the Partnership remain in full force and effect.

                        7.1.9. (a) Subject to the exceptions identified in the Del Ranch Property Preliminary Title Report and the Geothermal Lease Rights Properties Preliminary Title Report, all properties and rights and all contractual arrangements (including, without limitation, rights and title to land and geothermal properties, electricity transmission and interconnection facilities, rights to use patent and other proprietary processes, designs and information, and contracts for process design, engineering and construction services) necessary in connection with the Development of the Del Ranch Facility, the operation of the Del Ranch Facility on the Del Ranch Property and the sale of electricity to SCE under the Del Ranch Power Purchase Contract
(i) if properties or rights have been obtained and are held by the Partnership subject to no Liens (as defined in the Credit Facility) (other than the Liens created by the Security Agreement and the Deed of Trust) and no adverse claims that might, if proven to be correct, individually or in the aggregate, have a material negative impact on the feasibility of the Del

Ranch Facility or the business prospects of the Partnership and (ii) if contractual arrangements, are in full force and effect with the relevant benefits thereunder accruing to the Partnership, and constitute valid and binding agreements of the parties thereto.

                        (b) The budget set forth on Schedule I to the Construction Management Agreement for Del Ranch Projected Project Costs and schedule for completion of the Del Ranch Facility previously delivered to the Agent (as defined in the Credit Facility) and Conejo are correct and complete based on all available information and represent Red Hill's present best estimates of Del Ranch Projected Project Costs and the schedule for completion of the Del Ranch Facility, and the budget for Del Ranch Projected Project Costs includes a reasonable amount for Project Contingency Costs and includes all costs to the Partnership associated with the properties and rights and the contractual arrangements referred to in subsection (a) above.

                        (c) There are no services, materials or rights required for the construction or operation of the Del Ranch Facility other than those that can reasonably be expected to be commercially available at the site of the Del Ranch Facility or are granted to the Partnership under the Ground Lease or Easement Agreement.

                        7.1.10. The representations and warranties of the Partnership contained in the Security Agreement and the Deed of Trust and in
Section 4.16 of the Credit Facility, are true and correct in all material respects.

                        7.1.11. Since September 30, 1987 there has been no material adverse change in the business, financial position, results of operations or prospects of Magma and its Consolidated Subsidiaries considered as a whole, of Red Hill or of the Partnership.

                        7.1.12. Neither Red Hill, the Partnership, any Affiliate of Red Hill nor any agent or other Person acting on behalf of any of such entities, directly or indirectly, offered any of the Interests or any similar security of the Partnership for sale to or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any person in a manner that would subject the offering of the Interests to the registration requirements of the Securities Act of 1933, as amended, it being understood that, insofar as such representation relates to the activities of Morgan Guaranty Trust Company of New York in its capacity as sales agent for the Partnership in connection with the offering and sale of the Interests, such representation is based on the accuracy of information with respect to such activities furnished by such sales agent to the Partnership.

                        7.1.13. The Partnership is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and neither the Partnership, Red Hill, nor any Affiliate of Red Hill is subject to the Federal Power Act or Public Utility Holding Company Act of 1935.

                        7.1.14. Neither the Partnership, Red Hill, nor any Affiliate of Red Hill will, as a result of the construction, ownership, leasing or operation of the Del Ranch Facility, the sale of electricity therefrom or the entering into any Project Agreement or any transaction contemplated hereby or thereby, be subject to regulation under the Federal Power Act or the Public Utility Holding Company Act of 1935 or under state laws and regulations respecting the rates or the financial or organizational regulation of electric utilities.

                        7.1.15. The private placement memorandum dated January 1988 delivered to representatives of Conejo in connection with Red Hill, Magma, the Partnership and the transactions contemplated hereby is true and complete in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement therein not misleading.

                   7.2. Reciprocal Representations and Warranties. Each of the parties represents and warrants to the other parties hereto as follows:

                        7.2.1. Its execution, delivery and performance of this Agreement has been duly authorized by all necessary actions on its part, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of this Limited Partnership Agreement or of any material agreement, lease, judgment, injunction, order, decree or other instrument binding upon it or any of its Affiliates or result in the creation or imposition of any Lien, other than the Security Interests (as those terms are defined in the Credit Facility), on any of its assets or assets of any of its Affiliates.

                        7.2.2. There is no action, suit or proceeding pending against, or to its knowledge threatened against or affecting, it or any of its Affiliates or any of its or their rights or assets before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, financial position or results of operations of the Partnership or which in any manner draws into question the validity of any of the Project Agreements.

                        7.2.3. This Limited Partnership Agreement represents its legally valid and binding agreement.



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                   7.3. Representation and Warranties of Conejo.

                        7.3.1. Neither Conejo, any Affiliate of Conejo nor any other Person engaged to act on behalf of any of such entities, directly or indirectly, offered any of the Interests or any similar security of the Partnership for sale to or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any person in a manner that would subject the offering of the Interests to the registration requirements of the Securities Act of 1933, as amended, it being understood that Conejo makes no representation with respect to any activities of Morgan Guaranty Trust Company of New York or the Partnership in connection with the offering and sale of the Interests.

                        7.3.2. Subject to the matters described in Section
5.3.4 and in Article XIII hereof, to the best of its knowledge neither the construction, ownership, leasing or operation of the Del Ranch Facility, the sale of electricity therefrom nor the entering into of any Project Agreement or any transaction contemplated hereby or thereby, will be subject to regulation under the Federal Power Act, the Public Utility Holding Company Act of 1935, or under state laws and regulations, respecting in each case the rates or the financial or organizational regulation of electric utilities, solely as a result of the acquisition of the interests in the Partnership by Conejo as contemplated hereby.

                        7.4. Affiliate Status. For purposes of this Article VII, Conejo and each of its parent companies shall be deemed to be not an Affiliate of the Partnership, Red Hill or any person controlling, controlled by or under common control with Red Hill, or any officer, director or shareholder thereof or relative of any thereof.

                                 ARTICLE VIII
                       TRANSFERS BY GENERAL PARTNERS AND
                          ADMISSION OF SUCCESSOR AND
                    ADDITIONAL GENERAL PARTNERS; WITHDRAWAL
                              OF GENERAL PARTNERS

                   8.1. Transfers By General Partners and Admission of Successor or Additional General Partners.

                        8.1.1. Subject to the right of the General Partners to convert their respective General Partner Interests into Limited Partner Interests as provided in Section 8.3 of this Limited Partnership Agreement, without the consent of both (a) such number of the Limited Partners as are then required under the Act to consent to or ratify the admission of a General Partner, but in no event with the consent of less than a Majority of the Limited Partners, and (b) except as provided in Section 8.1.2, the other General Partner, whose consent may be withheld for any reason so long as the Credit Facility remains a valid and


                                     -40-




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binding obligation Of the Partnership (but thereafter whose consent may not be unreasonably withheld), neither of the General Partners may sell, transfer, pledge, encumber or otherwise assign its Interest or designate a Person to be its successor or, without the written consent of the other General Partner, to be an additional General Partner. Any permitted designee shall become a successor or additional General Partner only upon satisfying the additional conditions of Section 9.3.1 of this Limited Partnership Agreement. Notwithstanding anything contained in this Limited Partnership Agreement that may be construed to the contrary, no General Partner may, without the consent of the other General Partner, (a) sell, transfer, pledge, encumber, assign or otherwise hypothecate its Interest if such act would result in a change of control of the Partnership or (b) to the extent within its control permit a change in control of such General Partner (other than in the course of a reorganization, merger or consolidation involving creation of a holding company or a transaction described in Section 8.1.2), as such control existed as of the date of this Limited Partnership Agreement, except as otherwise permitted by Section 8.1.2.

                        8.1.2. Except in connection with a transfer to a successor or additional General Partner pursuant to Section 8.1.1 of this Limited Partnership Agreement, the Managing General Partner shall not have any right to retire or withdraw voluntarily from the Partnership, except that any Partner may cause to be admitted to the Partnership as an additional Partner or Partners of the same class, or substitute in its stead as the General Partner, any entity which has, by merger, consolidation or otherwise, acquired substantially all of such General Partner's assets or stock and continued its business, provided that the Interests of the other Partners shall not be affected thereby. Conejo shall have a right to withdraw without violating this Limited Partnership Agreement but subject to the provisions of Section 15662(b) of the Act and Section 8.4 hereof and in connection therewith or otherwise to convert all or part of its General Partner Interest as provided in Section 8.3. No Limited Partner shall have the right to withdraw. Each such successor or additional General Partner shall be admitted as such to the Partnership upon satisfying the additional conditions of Section 9.3.1 of this Limited Partnership Agreement.

                        8.1.3. By execution of this Limited Partnership Agreement, each of the Limited Partners hereby consents to the admission of any Person as a successor or additional General Partner pursuant to Sections
8.1.1 or 8.1.2 of this Limited Partnership Agreement where at the time the express consent of such number (if any) of the Limited Partners as are then required under the Act to consent to or ratify the admission of a General Partner has been obtained. In each such case, such admission shall, without any further consent or approval of the Limited Partners, be an act of all the Limited Partners.



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                        8.1.4. Any voluntary withdrawal or resignation by a
General Partner from the Partnership if there is no surviving General Partner shall be effective only upon the admission in accordance with Sections 8.1.1 or 8.1.2 of this Limited Partnership Agreement of a successor General Partner.

                   8.2. Incapacity of General Partners.

                        8.2.1. In the event of the retirement (including the withdrawal of Conejo under Section 8.1 or a conversion of its interest under
Section 8.3 of this Limited Partnership Agreement) or Incapacity of either of the General Partners, the business of the Partnership shall be continued by any remaining General Partner or Partners (pursuant to the right to do so which is hereby granted to them) with Partnership property if the retiring General Partner or the General Partner to which the Incapacity relates is not then the sole General Partner, or upon the vote of all of the Limited Partners within 60 days after the date of such retirement or Incapacity to continue the business of the Partnership and to admit one or more successor General Partners.

                        8.2.2. Upon the Incapacity of a General Partner, such General Partner shall immediately cease to be a General Partner and its Interest in the Partnership shall terminate; provided, however, that such termination shall not affect any rights or liabilities of such General Partner which matured prior to such Incapacity, or the value, if any, at the time of such Incapacity of the Interest of such General Partner.

                        8.2.3. If, at the time of the Incapacity of a General Partner, such General Partner is not the sole General Partner, then the remaining Managing General Partner shall, or other General Partner or General Partners may, continue the business of the Partnership and shall (a) give Notice to the Limited Partners of such event and, if applicable, such election and (b) make such amendments to this Limited Partnership Agreement and execute and file for recordation such amendments and other documents as are necessary to reflect the termination of the Interest of the General Partner to which such Incapacity relates and such General Partner's having ceased to be a General Partner.

                   8.3. Conversion of General Partners' Interest. Red Hill may at any time convert all but 1% of, and Conejo may at any time convert all or any part of, their General Partner Interests to Limited Partner Interests upon five (5) days' prior written notice to the other. The portion of the General Partner Interest so converted, if any, shall become a Limited Partner Interest hereunder and shall be subject to all of the terms and conditions imposed upon Limited Partner Interests by this Limited Partnership Agreement, except as otherwise provided in Article XIII. Any conversion of a General Partner's Interest shall be on a Unit-by-Unit basis; provided that, that portion of the Interest of a General Partner representing Additional Capital


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Contributions shall be separate from the rights of holders of Units and shall remain with the General Partner. If Conejo shall withdraw as a General Partner in accordance with the provisions hereof, such Interest shall retain its rights hereunder and priority as to distributions notwithstanding the termination of its status as a General Partner. The converted Limited Partner Interest shall represent the same share of income, gain, loss, deduction or credit as applied to the General Partner Interest prior to conversion. The holder of any such converted Limited Partnership Interest shall remain liable under Section 10.3 of this Limited Partnership Agreement to the extent of any deficit in the Capital Account relating to such Units as of the date of conversion. Notwithstanding any such conversion, the General Partners shall remain responsible for their respective Scheduled Capital Contributions set forth in Exhibit "C."

                   8.4. Liability of a Withdrawn General Partner. Any General Partner who voluntarily or involuntarily for any reason (including Incapacity) withdraws from the Partnership, or sells, transfers or assigns all of its Interest, shall be and remain liable for all obligations and liabilities incurred by it as a General Partner prior to the time that such withdrawal, sale, transfer or assignment becomes effective as provided in Section 8.1 of this Limited Partnership Agreement, but it shall be free of any obligation or liability as a General Partner incurred on account of the activities of the Partnership from and after the time that such withdrawal, sale, transfer or conversion becomes effective.

                                  ARTICLE IX
                       TRANSFERS OF PARTNERS' INTERESTS;
                   ADMISSION OF SUBSTITUTED LIMITED PARTNER

                   9.1. Restrictions on Transfers of Interests.

                        9.1.1. Except as provided in Article XIII of this Limited Partnership Agreement, a Limited Partner may not sell, transfer, pledge, encumber or otherwise assign all or any portion of its Interest in the Partnership without the prior written consent of both of the General Partners, which consent may not be unreasonably withheld if the General Partner(s) (or any designate) do not elect to exercise any of their rights under Section 9.2. Any such consent shall be deemed to be a waiver of any rights under Section 9.2.

                        In no event may any Partner effect any sale, transfer, pledge, encumbrance or assignment if, in the opinion of counsel for the Partnership specializing in such matters, (a) such an assignment, when considered with all other assignments of Units or Interests in the Partnership within the previous 12 months, would result in the Partnership's being considered to have been terminated within the meaning of Section 708 of the Code or (b) such an assignment would violate any applicable federal or state securities laws (including any investor suitability standards) or (c) such an assignment would result in the Del Ranch Facility's inability to satisfy the criteria required to be satisfied in order to be a "qualifying facility" as provided in 18 C.F.R. [section] 292.203, as the same may be amended from time to time. Any attempted sale, transfer, pledge, encumbrance or other assignment in contravention of the provisions of this Article IX shall be void and ineffectual and shall not be recognized by the Partnership.

                        9.1.2. The Partners acknowledge their intent that the Partnership not be classified as a "publicly traded partnership" within the meaning of Section 7704(b) of the Code, and, accordingly, that it is necessary to restrict the transferability of Interests. Each Limited Partner covenants and agrees, for itself and its successors and assigns, that it will undertake no action to assign, transfer, sell, exchange, pledge or encumber its Interest in the Partnership or to facilitate trading in Interests if such action, when considered in the context of all relevant facts and circumstances, might fairly result in the classification of the Partnership as a "publicly traded partnership" within the meaning of Section 7704(b) of the Code. The parties further acknowledge that legal remedies are likely to be inadequate in the event of a breach of the covenants under this Section 9.1.2 and, therefore, that equitable remedies (including mandatory injunctive relief) shall be available to the Partnership or any Partner in the event of any actual or threatened breach.

                   9.2. Right of First Refusal.

                        9.2.1. Except for sales, transfers or other assignments of Limited Partner Interests under Article XIII hereof (in which case the Interest so sold, transferred or otherwise assigned also shall not be subject to this Section 9.2), if any Partner proposes to sell, transfer or otherwise assign (other than as security) all or any portion of its Interest in the Partnership for consideration, it shall give Notice thereof to the General Partners or, in the case of a General Partner so desiring to sell, transfer or otherwise assign its Interest, to the other General Partner. The Notice shall include the name and identity of the prospective assignee, the date upon which such assignment is to be consummated, which shall not be more than 180 days after the date of the Notice, and a written copy of the offer upon which such prospective assignee proposes to acquire such Interest specifying the price and terms on which the Partner proposes to assign its Interest. For a period of 30 days following their receipt of the Notice, the General Partners or the other General Partner, as the case may be, shall have an option to purchase the entire Interest offered at the price and on the terms set forth in the Notice or, as to Conejo, to designate, if necessary, another entity to so acquire such interest. Each General Partner or designate, as the case may be, shall be entitled to purchase an equal percentage of the entire Interest so offered in the case of an Interest of a

Limited Partner. If a General Partner does not exercise its option to acquire its ratable share of such Interest of a Limited Partner, the other General Partner (or, if necessary, as to Conejo a designate) shall be entitled to purchase an equal percentage of the portion of such Interest so available. The failure of the General Partners or designate, as the case may be (or the other General Partner in the case of an Interest of a General Partner), to exercise their option to acquire the entire Interest offered shall constitute a waiver thereof by the General Partners (or the other General Partner in the case of an Interest of a General Partner) with respect to the transaction described in the Notice. Should the option be exercised, the sale to the General Partners (or the other General Partner in the case of an Interest of a General Partner) or designate, as the case may be, shall be consummated on or before the later of (a) thirty (30) days after the date on which the option was exercised or
(b) the date specified in the Notice as the date upon which the proposed assignment was to be consummated, for the price and on the terms set forth in the Notice, and the Partners shall execute and deliver all documents necessary to effectuate the assignment of the Interest to the acquiring Person(s). Should the option not be so exercised by the General Partners, then the Partner may assign the Interest so offered, on or before the date specified in the Notice, for the price, on substantially the terms and to the assignee specified in the Notice. Should such an assignment not be timely consummated as aforesaid, then the Interest shall again become subject to the foregoing option.

                        9.2.2. If the option described in Section 9.2.1 of this Limited Partnership Agreement is exercised by the General Partners (or the other General Partner in the case of an Interest of a General Partner) or designate, as the case may be, then the costs of the transaction, including without limitation recording fees, escrow costs and attorneys' fees reasonably incurred by the Partnership in connection with the assignment, shall be shared equally by the acquiring General Partner (or the other General Partner in the case of an Interest of a General Partner) and the assigning Partner. If the assigning Partner conveys its Interest to an outside purchaser, all costs of the transaction shall be borne by the assigning Partner. The assigning Partner shall deliver all appropriate documents of assignment, which shall be in form and content reasonably satisfactory to the General Partners (or the other General Partner in the case of an Interest of a General Partner).

                        9.2.3. The General Partners' (or the other General Partner in the case of an Interest of a General Partner) option described in this Section 9.2 is (a) in addition to, and is not a limitation upon, their right to consent or withhold consent to a proposed assignment pursuant to
Section 9.1.1 of this Limited Partnership Agreement (except as provided therein) and (b) except as provided in Section 13.3 (including converted interests), shall remain in full force and effect with respect to successive assignees of Interests hereunder to the same extent

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and in the same manner as it was applicable to any predecessor Partner.

                   9.3. Assignees and Substituted Partners.


                        9.3.1. The Partnership need not recognize for any purpose any assignment of all or any portion of the Interest of a Partner unless (a) there shall have been filed with the Partnership a duly executed and acknowledged counterpart of the instrument making such assignment, which (except as provided in Article V or XIII) has been consented to by the General Partners and (b) such instrument (i) evidences the written acceptance by the assignee of all of the terms and provisions of this Limited Partnership Agreement (including the special power of attorney in Section 14.1 of this Limited Partnership Agreement), (ii) represents that the assignment was made in accordance with all applicable laws and regulations (including any investor suitability standards) and (iii) except as provided in Article V or XIII in all other respects is reasonably satisfactory in form and content to the General Partners. Except as provided in Section 5.4.5 of this Limited Partnership Agreement, assignees of Interests shall be recognized as such on the first day of the calendar month following the month in which the Partnership receives the instrument of assignment provided for herein.

                        9.3.2. If a Limited Partner dies, its executor, administrator or trustee, or, if it is adjudicated incompetent or insane, its committee, guardian or conservator, or, if it becomes bankrupt, the trustee or receiver of its estate, shall have all of the rights of a Limited Partner for the purpose of settling or managing its estate, and such power as the decedent or incompetent possessed to assign all or any part of its Units and to join with the assignee thereof in satisfying the conditions precedent to such assignee's becoming a Substituted Limited Partner. The Incapacity of a Limited Partner shall not dissolve the Partnership.

                        9.3.3. Any Limited Partner who assigns all of its Interest in the Partnership shall cease to be a Limited Partner of the Partnership, except that until a Substituted Limited Partner is admitted in its stead, such assigning Limited Partner shall retain the statutory rights of an assignor of a limited partnership interest under the Act. The rights of an assignee of an Interest who does not become a Substituted Limited Partner shall be limited to the receipt of its share of Distributable Cash, Sale or Financing Proceeds, Taxable Income and Tax Loss as determined under this Limited Partnership Agreement.

                        9.3.4. An assignee of a Limited Partner's Interest may become a Substituted Limited Partner only upon compliance with the following conditions:



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                   (a) The instrument of assignment must state the intent of
         the assignor that the assignee succeed to the assignor's Interest as a Substituted Limited Partner;

                   (b) The assignee shall have fulfilled the requirements of
         Section 9.3.1 of this Limited Partnership Agreement regarding the execution, acknowledgment and delivery to the General Partners of the instrument described therein;

                   (c) The assignee or assignor shall have paid all reasonable legal fees and filing costs incurred by the Partnership in connection with its substitution as a Limited Partner;

                   (d) Except as provided in Article V or XIII the General Partners shall have consented to such substitution, which consent may not be unreasonably withheld; and

                   (e) This Limited Partnership Agreement shall be amended to recognize the admission of the Substituted Limited Partner.

                        9.3.5. An assignee of Interests who does not become a Substituted Limited Partner and who desires to make a further assignment of all or any portion of an Interest in the Partnership shall be subject to all of the provisions of this Article IX to the same extent and in the same manner as any predecessor Limited Partner desiring to make an assignment of its Interests.

                   9.4. Section 754 Elections. In the event of a transfer of all or any part of the Interest of a Limited Partner, the General Partners, in their sole discretion, may make an election to adjust the basis of the Partnership's assets pursuant to Section 754 of the Code.

                                   ARTICLE X
                DISSOLUTION AND LIQUIDATION OF THE PARTNERSHIP

                   10.1. Events Causing Dissolution. The Partnership shall dissolve upon the happening of any one of the following events:

                        10.1.1. The retirement or Incapacity of a sole General Partner, unless the business of the Partnership continued as provided in
Section 8.2 of this Limited Partnership Agreement.

                        10.1.2. The sale or other disposition of all of the interests in and loans secured by the Del Ranch Property (including purchase money security interests) of the Partnership.

                        10.1.3. The election by the Management Committee to dissolve the Partnership.



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                        10.1.4. The expiration of the term of the Partnership.

                        10.1.5. The happening of any other event causing the dissolution of the Partnership under the laws of the State of California.

                   10.2. Effect of Dissolution. The dissolution of Partnership shall be effective on the day on which the event occurs giving rise to the dissolution, but the Partnership shall not terminate until this Limited Partnership Agreement has been cancelled and the assets of the Partnership shall have been distributed as provided in Section 10.4 of this Limited Partnership Agreement. Notwithstanding the dissolution of the Partnership, prior to the termination of the Partnership, the business of the Partnership and the affairs of the Partners, as such, shall continue to be governed by this Limited Partnership Agreement.

                   10.3. Capital Contribution upon Liquidation of the Partnership or General Partner's Interest. Each Partner shall look solely to the assets of the Partnership for all distributions with respect to the Partnership, for return of its Capital Contribution thereto and its Capital Account and for its share of Taxable Income or Tax Loss, and shall have no recourse therefor (upon dissolution or otherwise) against the General Partners or any Limited Partner; provided, however, that upon the complete liquidation of a General Partner's Interest, upon the dissolution and termination of the Partnership or otherwise, the General Partner whose Interest is liquidated shall contribute to the Partnership an amount equal to the deficit balance in its Capital Account. Such contribution shall be made within ten (10) days of Notice by the General Partners but in no event later than the end of the Partnership's taxable year (determined without regard to Section 706(c)(2)(A) of the Code) during which the liquidation of the General Partners' Interests occurs (or, if later, ninety (90) days after the date of such liquidation). Any amount so contributed by the General Partners shall be distributed first to any creditors of the Partnership entitled thereto, and the balance to the other Partners in proportion to the then positive balances in their Capital Accounts.

                   10.4. Liquidation.

                        10.4.1. Upon dissolution of the Partnership, the General Partners shall liquidate the assets of the Partnership, and after allocating (pursuant to Article V of this Limited Partnership Agreement) all income, gain, loss and deductions resulting therefrom, shall apply and distribute the proceeds thereof (a) first, as contemplated by the definition herein of the term "Sale or Financing Proceeds," to the payment of the obligations of the Partnership to third parties, to the expenses of liquidation, and to the setting up of any Reserves for contingencies which the General Partners may consider necessary,


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and (b) then, to the Partners in proportion to the positive balances in the
Partners' respective Capital Accounts.

                        10.4.2. Notwithstanding Section 10.4.1 of this Limited Partnership Agreement, in the event that the General Partners determine that an immediate sale of all or any portion of the Partnership's assets would cause undue loss to the Partners, the General Partners, in order to avoid such loss, may, after giving Notice to all of the Limited Partners, to the extent not then prohibited by the Act, either defer liquidation of and withhold from distribution for a reasonable time any assets of the Partnership except those necessary to satisfy the Partnership's debts and obligations, or distribute the assets to the Partners in kind.

                        10.4.3. If any assets of the Partnership are to be distributed in kind, such assets shall be distributed on the basis of the fair market value thereof, and any Partner entitled to any interest in such assets shall receive an interest therein as a tenant-in-common with all other Partners so entitled. The fair market value of such assets shall be determined by an independent appraiser to be selected by the General Partners. Pursuant to Section 2.2.3.4 of this Limited Partnership Agreement, the Capital Accounts of all Partners shall be adjusted as of the date of distribution in kind as if the assets were sold on such date for their fair market value (taking Section 7701(g) of the Code into account) and Taxable Income or Tax Loss arising from the sale were allocated in accordance with this Limited Partnership Agreement.

                        10.4.4. The Managing General Partner or surviving General Partner shall cause the cancellation of this Limited Partnership Agreement following the liquidation and distribution of all of the Partnership's assets.

                                  ARTICLE XI
                        BOOKS AND RECORDS, ACCOUNTING,
                         REPORTS, TAX ELECTIONS, ETC.

                   11.1. Books and Records.

                        11.1.1. The books and records of the Partnership shall be maintained in accordance with generally accepted accounting principles at the principal office of the Partnership and shall be available for examination there by any Partner or its duly authorized representatives at any and all reasonable times upon prior Notice to the General Partners. To the extent permitted by law, the General Partners will permit Limited Partners and their assignees, at the expense of such Limited Partners and assignees, to inspect and copy such books and records. The Partnership shall maintain such books and records and provide such financial or other statements as the Managing General Partner reasonably deems advisable, subject to the requirements of this Limited Partnership Agreement.


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                        11.1.2. After the end of each fiscal year, the
Accountants shall review or prepare all tax returns of the Partnership, which shall be executed by the General Partners.

                   11.2. Accounting and Fiscal Year. Subject to Section 448 of the Code, the books of the Partnership shall be kept on such method of accounting for tax and financial reporting purposes as may be determined by the General Partners. The fiscal year of the Partnership shall end on December 31 of each year, or on such other date permitted under the Code as the General Partners shall determine.

                   11.3. Bank Accounts and Investments. The bank accounts of the Partnership shall be maintained at such banking institutions as the Managing General Partner shall determine, and withdrawals shall be made only in the regular course of Partnership business on such signature or signatures as the Managing General Partner shall determine. All deposits and other funds not needed in the operation of the business or not yet invested may be invested by the Managing General Partner only in Permitted Investments or such investments as the General Partners may (consistent with the terms of any agreements of the Partners) expressly authorize. The Managing General Partner may rely on the advice of independent investment advisors. The funds of the Partnership shall not be commingled with the funds of any other Person.

                   11.4. Reports.

                        11.4.1. Within 75 days after the end of each calendar year, the Managing General Partner shall send to each Partner or assignee at any time during the fiscal year ending during such calendar year such tax information as shall be necessary for the preparation by such Limited Partner or assignee of its Federal income tax return, and required state income and other tax returns with regard to jurisdictions in which the Partnership is formed or qualified or owns Property.

                        11.4.2. As soon as possible and in any event within 105 days after the end of each fiscal year of the Partnership, the Managing General Partner shall send to each Person who was a Partner or assignee at any time during the fiscal year then ended (a) a balance sheet as of the end of such fiscal year, and statements of income, Partners' equity and changes in financial position for such fiscal year, all of which shall be prepared in accordance with generally accepted accounting principles and accompanied by an auditor's report containing an opinion of the Accountants setting forth in each case in comparative form the figures for the previous fiscal year, all reported on as to the fairness of the presentation, generally accepted accounting principles and consistency, (b) a cash flow statement, (c) a report summarizing the fees and other remuneration and reimbursed expenses for such fiscal year from

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the Partnership to the General Partners or any Affiliate of the General
Partners and (d) a statement showing the Distributable Cash and Sale or Financing Proceeds distributed to each Person who was a Partner or assignee at any time during such fiscal year with respect to such year.

                        11.4.3. As soon as possible and in any event within 55 days after the end of each of its first three quarters of each fiscal year of the Partnership, the Managing General Partner shall send to each General Partner a balance sheet of the Partnership as of the end of such quarter and related statements of operations, and cash flow for such quarters and for a portion of the Partnership's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Partnership's previous fiscal year, all certified (subject to normal year-end adjustments) as to the fairness of presentation, generally accepted accounting principles and consistency in presentation with prior statements by the chief financial officer or the chief accounting officer of the Managing General Partner.

                   11.5. Depreciation and Elections. With respect to any depreciable assets of the Partnership, the Partnership may elect to use, so far as permitted by the provisions of the Code, any depreciation method which is appropriate in the opinion of the General Partners. The Partnership may, in the discretion of the General Partners, make or elect not to make, and may revoke or elect not to revoke, any election permitted or required to be made by the Partnership for Federal income or state tax purposes.

                   11.6. Designation of Tax Matters Partner. Red Hill is hereby designated as the "Tax Matters Partner" of the Partnership under
Section 6231(a)(7) of the Code, to manage administrative tax proceedings conducted at the Partnership level by the Internal Revenue Service with respect to Partnership matters. Any Partner or assignee may participate in such administrative proceedings relating to the determination of Partnership items at the Partnership level, to the extent permitted by the Code. Expenses of such administrative proceedings undertaken by the Tax Matters Partner shall be paid from Partnership assets. Each Limited Partner or assignee who elects to participate in such Proceedings shall be responsible for its own expenses incurred in connection with such participation. The cost of any adjustments to a Limited Partner or assignee, and the cost of any resulting audits or adjustments of a Limited Partner's or assignee's tax return, will be borne solely by the affected Limited Partner or assignee.

                                  ARTICLE XII
                MEETINGS AND VOTING RIGHTS OF LIMITED PARTNERS
                ----------------------------------------------

                   12.1. Meetings.

                        12.1.1. Meetings of the Partners for any matter on which the Limited Partners may vote may be called by any General Partner, and shall be called by the Managing General Partner upon receipt of a request in writing signed by the holders of more than 10% of the outstanding Units of the Limited Partners. Notice of any such meeting shall be sent by the General Partners to the Limited Partners within 10 days after their receipt of such a request. Such a request shall state the purpose of the proposed meeting and the matters proposed to be acted upon thereat. The requested meeting shall be held at the principal office of the Partnership. In addition, the General Partners may submit any matter (upon which the Limited Partners are entitled to act) to the Limited Partners for a vote by written consent without a meeting, or upon receipt of a request in writing signed by the holders of more than 10% of the outstanding Units of the Limited Partners, shall submit any such matter (upon which the Limited Partners are entitled to act) to the Limited Partners for a vote by written consent without a meeting.

                        12.1.2. Notice of any meeting shall be given either personally or by mail, not less than 15 days nor more than 60 days before the date of the meeting, to each Limited Partner at its record mailing address. Such Notice shall be in writing, shall state the place, date, hour and purpose of the meeting, and shall indicate that it is being issued at the direction of the Partner or Partners calling the meeting. If a meeting is adjourned to another time or place, and if any announcement of the adjournment of time and place is made at the meeting, it shall not be necessary to give Notice of the adjourned meeting. If the adjournment is for more than 45 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of adjourned meeting shall be given to each Partner of record entitled to vote at the meeting. The presence in person or by proxy of the holders of a majority of the outstanding Units of the Limited Partners shall constitute a quorum at all meetings of the Limited Partners; provided, however, that if there be no such quorum, the holders of a majority in interest of such Units who are present or represented by proxy may adjourn the meeting from time to time without further Notice, until a quorum shall have been obtained. No Notice of the time, place or purpose of any meeting of the Limited Partners need be given to any Limited Partner who attends in person or is represented by proxy (except for a Limited Partner who attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened), or to any Limited Partner entitled to such Notice who, in a writing executed and filed with the records of the meeting, either before or after the time thereof, waives such Notice.

                        12.1.3. For the purpose of determining the Limited Partners entitled to vote at any meeting of the Partnership or any adjournment thereof, the General Partners or the Limited Partners requesting such meeting may fix, in advance, a date as the record date for any such determination. The determination date shall be not more than 50 days nor less than 10 days before any such meeting.

                        12.1.4. Each Limited Partner may authorize any Person to act for it by proxy in all matters in which a Limited Partner is entitled to participate, whether by waiving Notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or its attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it.

                        12.1.5. At each meeting of the Limited Partners, the General Partners shall appoint such officers and adopt such rules for the conduct of such meeting as the General Partners shall deem appropriate.

                   12.2. Voting Rights of Limited Partners. The Limited Partners shall have the right to vote only on:

                        12.2.1. Those matters specified in Sections 6.5, 8.2.1 and 14.2.2 of this Limited Partnership Agreement or the last paragraph of
Section 15636 of the Act incorporating the provisions specified in subparagraphs (H) and (I) of paragraph (5) of subdivision (b) of Section 15632 of the Act.

                        12.2.2. Amendments to this Limited Partnership Agreement which affect in a substantive way the rights, powers or duties of the Limited Partners, subject to the provisions hereof, provided that such amendments (a) shall not allow the Limited Partners to take part in the management or control of the Partnership's business, and (b) shall not, without the consent of the General Partners, alter the rights, powers or duties of the General Partners as set forth herein.

                                 ARTICLE XIII
               MATTERS AFFECTING STATUS AS A QUALIFYING FACILITY

                   13.1. Within three weeks after the execution of this Limited Partnership Agreement, Conejo on behalf of the Partnership will file with FERC an application for FERC certification that the Del Ranch Facility is a qualifying facility within the meaning of 18 C.F.R. Section 292.203.

                   13.2. If FERC declines to certify the Del Ranch Facility on the grounds that the Ownership Criteria are not satisfied because of Conejo's Ownership Interest in the Del Ranch Facility in light of the special allocations set forth in Sections 5.3.1 and 5.3.2 or otherwise, then Conejo may transfer a portion of its Limited Partnership Interest to satisfy the Ownership Criteria or to enable it to receive the benefits of such allocations. If transfer of a Limited Partner Interest greater than that then held by Conejo is required to achieve such result, Conejo may convert a portion of its Interest as a General Partner into a Limited Partner's Interest and so transfer that Interest. Any transferee shall become a Substituted Limited Partner without consent of the General Partner or General Partners.

                   13.3. Any transfers under this Article XIII or subsequent transfers of Interests so transferred shall not be subject to Section 9.2, nor require the consent of either General Partner under Section 8.1.

                   13.4. If FERC or any other person or entity commences a proceeding to revoke the status of the Del Ranch Facility as a Qualifying Facility because of Conejo's ownership interest in the Del Ranch Facility, in light of the special allocations set forth in Sections 5.3.1 and 5.3.2 or otherwise, Conejo may undertake the transfers contemplated in Section 13.2. If a FERC order to revoke the status of the Del Ranch Facility as a Qualifying Facility because of Conejo's ownership interest in the Del Ranch Facility in light of the special allocations set forth in Sections 5.3.1 and 5.3.2 or otherwise, has been issued or is imminent, Conejo shall, to the extent necessary, do either or both of the following: (i) undertake the transfers contemplated in Section 13.2 (including conversion of part of its Interest as a General Partner, if necessary) or (ii) apply the provisions of Section 5.3.4 in the same manner as would apply in the event that FERC fails to initially act or certify the Del Ranch Facility in the manner set forth in Section 5.3.4.

                   13.5. In no event may any Partner assign, convey, mortgage, pledge, sell, transfer or otherwise dispose of all or any part of its Interest in the Partnership or interest in this Limited Partnership Agreement to any person whose ownership of an interest in the Partnership or in this Limited Partnership Agreement would cause the Del Ranch Facility not to be a qualifying facility.

                                  ARTICLE XIV
                               OTHER PROVISIONS
                               ----------------

                   14.1. Appointment of General Partners as Attorneys-in-Fact.

                        14.1.1. Each Limited Partner, including each
Substituted Limited Partner, by its execution of this Limited

Partnership Agreement, irrevocably constitutes and appoints the General Partners and each of them as its true and lawful attorneys-in-fact with full power and authority in its name, place and stead to execute, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to carry out the provisions of this Limited Partnership Agreement, including but not limited to:

                  (a) All certificates and other instruments (including counterparts of this Limited Partnership Agreement), and all amendments thereto, which the General Partners deem appropriate to form, qualify or continue the Partnership as a limited partnership (or a partnership in which the Limited Partners will have limited liability comparable to that provided in the Act), in the jurisdictions in which the Partnership may conduct business or in which such formation, qualification or continuation is, in the opinion of either of the General Partners, necessary or desirable to protect the limited liability of the Limited Partners;

                  (b) All amendments to this Limited Partnership Agreement adopted in accordance with the terms hereof, and all instruments which the General Partners deem appropriate to reflect a change or modification of the Partnership in accordance with the terms of this Limited Partnership Agreement; and

                  (c) All conveyances of Property, and other instruments which either of the General Partners reasonably deem necessary in order to complete a dissolution and termination of the Partnership pursuant to this Limited Partnership Agreement.

                        14.1.2. The appointment by all Limited Partners of the General Partners as attorneys-in-fact shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the Partners under this Limited Partnership Agreement will be relying upon the power of the General Partners to act as contemplated by this Limited Partnership Agreement in any filing and other action by it on behalf of the Partnership, shall survive the bankruptcy, death, adjudication of incompetence or insanity, other Incapacity or dissolution of any Person hereby giving such power, and the transfer or assignment of all or any portion of the Units of such Person, and shall not be affected by the subsequent incapacity of the principal; provided, however, that in the event of the assignment by a Limited Partner of all of its Units, the foregoing power of attorney of an assignor Limited Partner shall survive such assignment only until such time as the assignee shall have been admitted to the Partnership as a Substituted Limited Partner and all required documents and instruments shall have been duly executed, filed and recorded to effect such substitution.

                   14.2. Amendments.

                        14.2.1. Each Substituted Limited Partner, additional General Partner and successor General Partner shall become a signatory hereto by signing such number of counterpart signature pages to this Limited Partnership Agreement, a power of attorney to the General Partners, and such other instruments, in such manner, as the General Partners shall determine. By so signing, each Substituted Limited Partner, additional General Partner or successor General Partner, as the case may be, shall be deemed to have adopted and to have agreed to be bound by all of the provisions of this Limited Partnership Agreement.

                        14.2.2. In addition to other amendments authorized herein, amendments may be made to this Limited Partnership Agreement from time to time by the General Partners; provided, however, that (i) without the consent of the Partners to be adversely affected by an amendment, this Limited Partnership Agreement may not be amended so as to (a) convert a Limited Partner's Interest into a general partner's interest, (b) modify the limited liability of a Limited Partner or (c) alter the interest of a Partner in Taxable Income, Tax Loss, Distributable Cash or Sale or Financing Proceeds;
(ii) without the consent of the Management Committee, this Limited Partnership Agreement may not be amended so as to affect the substantive rights or obligations of any Partner; and (iii) without the approval of a Majority of the Limited Partners, this Limited Partnership Agreement may not be amended so as to affect any other rights, powers or duties of the Limited Partners.

                        14.2.3. In addition to other amendments authorized herein, amendments may be made to this Limited Partnership Agreement from time to time by the General Partners, without the consent of any of the Limited Partners but only with the consent of the Management Committee, (a) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Limited Partnership Agreement that are not inconsistent with the provisions of this Limited Partnership Agreement; (b) to delete or add any provision of this Limited Partnership Agreement required to be so deleted or added by any Federal or state official, which addition or deletion is deemed by such official to be for the benefit or protection of the Limited Partners; and (c) to take such actions as may be necessary (if any) to insure that the Partnership will be treated as a partnership, and that each Limited Partner will be treated as a limited partner, for Federal income tax purposes; provided, however, that no amendment shall be adopted pursuant to this Section 14.2.3 unless the adoption thereof (i) is for the benefit of or not adverse to the interests of the Limited Partners, (ii) does not affect the distribution of Distributable Cash or Sale or Financing Proceeds or the allocation of Taxable Income or Tax Loss among the Partners or between the Limited Partners as a class and the General Partners as a class and (iii) does not affect the limited liability of the Limited Partners or the status of the Partnership as a partnership for Federal income tax purposes.

                        14.2.4. If this Limited Partnership Agreement is amended as a result of substituting a Limited Partner or increasing the investment of a Limited Partner, the amendment to this Limited Partnership Agreement shall be sufficient when it is signed by the General Partners and by the Person to be substituted or who is increasing its investment in the Partnership, and, if a Limited Partner is to be substituted, by the assigning Limited Partner. If this Limited Partnership Agreement is amended to reflect the designation of an additional General Partner, the amendment to this Limited Partnership Agreement shall be sufficient when it is signed by the other General Partner or General Partners and by the additional General Partner. If this Limited Partnership Agreement is amended to reflect the withdrawal of a General Partner and if the business of the Partnership is to be continued, the amendment to this Limited Partnership Agreement shall be sufficient when it is signed by the withdrawing General Partner (and such General Partner hereby so agrees) and by the remaining or successor General Partner or General Partners.

                        14.2.5. In making any amendments, there shall be prepared and filed by the General Partners such documents and certificates as may be required under the Act and under the laws of any other jurisdiction applicable to the Partnership.

                   14.3. Security Interest and Right of Set-Off. As security for any withholding tax or other liability or obligation to which the Partnership may be subject as a result of any act or status of any Limited Partner, or to which the Partnership may become subject with respect to the Interest of any Limited Partner, the Partnership shall have (and each Limited Partner hereby grants to the Partnership) a security interest in all Distributable Cash and Sale or Financing Proceeds distributable to such Limited Partner to the extent of the amount of such withholding tax or other liability or obligation. The Partnership shall have a right of set-off against such distributions of Distributable Cash or Sale or Financing Proceeds, in the amount of such withholding tax or other liability or obligation.

                   14.4. Binding Provisions. The covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the heirs, executors, administrators, personal representatives, successors and assigns of the respective parties hereto.

                   14.5. Applicable Law. This Limited Partnership Agreement shall be construed and enforced in accordance with the laws of the State of California.

                   14.6. Counterparts. This Limited Partnership Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all of the parties have not signed the same counterpart.

                   14.7. Separability of Provisions and Savings Provision. Each provision of this Limited Partnership Agreement shall be considered separable, and if for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or effect those portions of this Limited Partnership Agreement which are valid. Notwithstanding any other provision hereof, if the grant or exercise of rights under Section 3.8, 5.5.10, 8.2.3 or 9.2.1 would result in the Partnership's failure to satisfy the Ownership Criteria, because of Conejo's interest in the Partnership such rights shall be reduced to the extent necessary to remedy such condition.

                   14.8. Article and Section Titles. Article and Section titles are for descriptive purposes only and shall not control or alter the meaning of this Limited Partnership Agreement as set forth in the text.

                                  ARTICLE XV
                           DISPUTES AND ARBITRATION
                           ------------------------

                   15.1. Preliminary Dispute Resolution. Each of the General Partners shall appoint an official liaison (an "Official Liaison") who shall be the chief executive officer of the Partner or, in the event the Partner is not a corporation, a person of similar rank. In the event that a dispute or a problem shall arise among the General Partners concerning this Limited Partnership Agreement, such dispute or problem shall be submitted to the Official Liaisons for their review and resolution. Each party shall set forth in writing its respective position on the dispute or problem and a copy of such written position shall be delivered to each of the Official Liaisons and the other party. The Official Liaisons may hold such meetings and may review such documents as they may consider necessary. Any resolution of the dispute or problem agreed to by all of the Official Liaisons shall be set forth in writing and initialed by all of the Official Liaisons and to the extent permitted by law shall be final and binding on the parties. In the event that the Official Liaisons are unable to agree on a resolution of the dispute or problem within 30 days of submission to them, either Official Liaison may submit the matter to binding arbitration.

                   15.2. Arbitration. Except as set forth in Section 15.1, all disputes, controversies or unresolved questions (whether related to legal, contractual, business, management, financial, technical, operational or other issues) that arise under or with respect to this Agreement shall be settled by arbitration under this Article XV. The Official Liaison desiring arbitration shall give written notice to that effect to the other Official Liaison and in such notice shall appoint as an arbitrator a disinterested person of recognized competence in the area at issue. Within fifteen (15) days thereafter, the other Official Liaison shall, by written notice to the originating party, appoint a second person similarly qualified as the second arbitrator. Within fifteen (15) days thereafter, the arbitrators thus appointed shall appoint a third person similarly qualified as the third arbitrator, and such three arbitrators shall as promptly as possible determine such matter with the parties, each being entitled to present evidence and argument to the arbitrators; provided, however, that:

                   (i) if the second arbitrator shall not have been appointed as aforesaid, the first arbitrator shall determine such matter; and

                   (ii) if the two arbitrators appointed by the parties shall be unable to agree upon the appointment of the third arbitrator within fifteen (15) days after the appointment of the second arbitrator, they shall give written notice of such failure to agree to the parties, and, if the parties fail to agree upon the selection of such third arbitrator within fifteen (15) days thereafter, then within ten (10) days thereafter, either of the parties upon written notice to the other party may apply for such appointment to the Federal District Court or County Superior Court in San Diego, California.

                   All selections of an arbitrator shall be subject to the consent of the Project Lender, but only if the Project Lender notifies the parties that it desires to approve the selection of an arbitrator, and such consent shall not be unreasonably withheld.

                   The arbitrator or arbitrators shall only interpret and apply the terms and provisions of this Agreement (and any other agreement at issue pursuant to Section 15.2) and shall not change any such terms or provisions or deprive either party of any right or remedy expressly or impliedly provided for in this Agreement or such other agreement.

                   The determination of the majority of the arbitrators or the sole arbitrator, as the case may be, shall, to the extent permitted by law, be conclusive and binding upon the parties. The arbitrator or arbitrators shall give written notice to the parties stating their determination, and shall furnish to each a copy of such determination signed by them. In the event of the failure, refusal or inability of any arbitrator to act, a new arbitrator shall be appointed in his or her stead, which appointment shall be made in the same manner as hereinbefore provided for the appointment of the arbitrator so failing, refusing or unable to act.

                   15.3. Conejo Request. If (a) the Official Liaison of Conejo requests arbitration under Section 15.2 and (b) the requested relief includes the initiation by the Partnership of arbitration proceedings under one or more Operating Agreements or other agreements between the Partnership and Red Hill or any of its Affiliates, and (c) the arbitrators agree that such arbitration pursuant to the underlying agreement is appropriate, the arbitrators appointed under this Agreement shall also resolve the issues presented under such other agreement. Magma, by its signature to this Agreement as a Limited Partner, expressly consents and agrees to the implementation of this provision in its capacity as a party to any existing and future separate agreements with the Partnership.

                   15.4. Exceptions. The requirement that all disputes between the parties be resolved by arbitration shall not apply to a dispute in which:

                   (a) a party, having given the other party at least ten (10) days' notice of the other party's alleged breach, in good faith seeks immediate equitable relief from a court of competent jurisdiction to enable the instituting party to prevent irreparable harm (alleged to arise from the alleged breach) pending arbitral relief; or

                   (b) any claim by one party against the other party arises out of the subject matter of any court litigation or proceeding commenced by any third party against one party in which the other party is an indispensable party or third party defendant; or

                   (c) any claim is asserted with respect to which a third party, which is not bound and will not, upon request of either party, agree to arbitrate subject to the arbitration rules provided by this
         Article XV, is an indispensable or necessary party.

                   15.5. Attorneys' Fees. Each party shall bear its own expenses, including attorneys' fees, in connection with any dispute, resolution or arbitration proceedings hereunder. Neither party in any such action, trial, arbitration or appeal thereon shall be entitled to attorneys' fees or court, arbitration and other costs incurred, unless otherwise decreed by the court or arbitrators in the same or a separate suit.

                   15.6. Arbitrators' Fees. Subject to Section 15.5, each party will compensate the arbitrator selected by it, and the third arbitrator and expenses of the proceeding will be shared equally by the General Partners.

                   15.7. Discovery. Upon request of either party, the arbitrators will order such discovery (including third-party discovery) as the arbitrators determine to be reasonable under the circumstances. The arbitrators, shall, however, impose reasonable schedules and deadlines to ensure that discovery is conducted and concluded on a timely basis and shall impose sanctions on either party for abuse or delay of discovery. Rules of evidence may be applied, in the discretion of the arbitrators.

                   15.8. Expedited Procedure. Either party to the arbitration may elect, by notice to the other party, to have he arbitration be conducted on an expedited basis. Thereafter, the arbitrators shall be empowered to expedite the proceedings by all reasonable means consistent with a fair hearing of the dispute. Such means may include the imposition of accelerated discovery and hearing schedules, requiring submissions within abbreviated time periods and imposing limits on numbers of witnesses and the length of hearings.

                   15.9. Enforcement. Judgment upon the decision of the arbitrators may be entered in any court having jurisdiction over the party against which enforcement is sought.

                   IN WITNESS WHEREOF, the undersigned have executed this Limited Partnership Agreement as of the date first written above.

                             GENERAL PARTNERS:

                                    RED HILL GEOTHERMAL, INC., a
                                    Delaware corporation


                                    By: /s/ Russ L. Tenney
                                       --------------------------------------
                                          Its: President
                                              -------------------------------
                                    By: /s/ Charles C. Bowles
                                       --------------------------------------
                                          Its: Assistant Secretary
                                              -------------------------------


                                    CONEJO ENERGY COMPANY, a California
                                    corporation


                                    By: /s/ Gregory C. Hoppe
                                       --------------------------------------
                                          Its: Vice President
                                              -------------------------------
                                    By: /s/ Alan N. Fenning
                                       --------------------------------------
                                          Its: Secretary
                                              -------------------------------


                             ORIGINAL LIMITED PARTNERS:

                                    MAGMA POWER COMPANY, a Nevada
                                    corporation


                                    By: /s/ Arnold L. Johnson
                                       --------------------------------------
                                          Its: President
                                              -------------------------------
                                    By: /s/ Jon R. Peele
                                       --------------------------------------
                                          Its: Secretary
                                              -------------------------------

                                    CONEJO ENERGY COMPANY, a California
                                    corporation


                                    By: /s/ Gregory C. Hoppe
                                       --------------------------------------
                                          Its: Vice President
                                              -------------------------------
                                    By: /s/ Alan N. Fenning
                                       --------------------------------------
                                          Its: Secretary
                                              -------------------------------

                                  Exhibit "A"
                                  -----------
                           Original Limited Partners
                           -------------------------
                               Name and Address
                               ----------------




                         Magma Power Company,
                         a Nevada corporation
                         11770 Bernardo Plaza Court
                         Suite 366
                         San Diego, California  92128

                         Conejo Energy Company,
                         a California corporation
                         18872 MacArthur Boulevard
                         Suite 400
                         Irvine, California  92715

                                  Exhibit "B"
                                  -----------
                      Partners' Names, Addresses, Units,
                       and Initial Capital Contributions
                       ---------------------------------

                                        Cash
                                       Capital       Fair Market
     Name and Address               Contribution        Value        Units
     ----------------               ------------     -----------     -----

General Partners:
- ----------------
Red Hill Geothermal, Inc.                               $6,377,427     40
480 West Sinclair Road
Calipatria, California  92233

Conejo Energy Company                $9,807,693                        40
18872 MacArthur Boulevard
Suite 400
Irvine, California  92715


Limited Partners:
- ----------------
Magma Power Company                                     $1,876,923     10
11770 Bernardo Plaza Court
Suite 366
San Diego, California  92128

Conejo Energy Company                $4,692,307                        10
18872 MacArthur Boulevard
Suite 400
Irvine, California  92715

                                  Exhibit "C"
                                  -----------
                                 Aggregate of
                        Scheduled Capital Contributions
                        -------------------------------

Name                                                      Amount
- ----                                                      ------

General Partners:
- ----------------
Red Hill Geothermal, Inc.                            $ 7,507,692
Conejo Energy Company                                $18,769,130


Limited Partners:
- ----------------
Magma Power Company                                  $ 1,876,923
Conejo Energy Company                                $ 4,692,308

                                  Exhibit "D"
                                  -----------
                                Contribution of
                           Intangible Drilling Costs
                           -------------------------

                                  (Attached)

                                                                     Del Ranch
                                                                     ---------

                      ASSIGNMENT AS CAPITAL CONTRIBUTION
                      ----------------------------------

                   THIS ASSIGNMENT AS CAPITAL CONTRIBUTION (the "Assignment") is made as of the 14th day of March, 1988, by and between MAGMA POWER COMPANY, a Nevada corporation ("Assignor"), and DEL RANCH, LTD., a California limited partnership ("Assignee").

                                   Recitals
                                   --------

                   A. Assigned Property. Assignor is currently developing a power production geothermal electrical generating facility in the Salton Sea Known Geothermal Resource Area in Imperial County, California (the "Del Ranch Facility"). In connection with Assignor's development of the Del Ranch Facility, Assignor has incurred certain tangible and intangible drilling and development costs with respect to developing the geothermal production and injection wells that will service the Del Ranch Facility (the "Geothermal Wells"). As of the date hereof, in exchange for cash, Assignor is selling to Assignee certain of Assignor's right, title and interest in and to the Del Ranch Facility, including so much of the Geothermal Wells as is represented by tangible drilling and development costs incurred to date. In addition, Assignor is acquiring a limited partnership interest in Assignee pursuant to that certain Amended and Restated Limited Partnership Agreement of Assignee dated as of March 14, 1988 (the "Agreement"). As its total "Capital Contribution" (as defined in the Agreement) Assignor is contributing to Assignee Assignor's right, title and interest in and to those portions of the Geothermal Wells as have been developed through the incurrence of costs which are deductible by Assignor for Federal income tax purposes pursuant to Section 263(c) of the Internal Revenue Code of 1986, as amended, up to a total amount of such costs of $1,876,923 (the "Assigned Property").

                   B. Purpose. Assignor now desires to assign to Assignee all of its rights, title and interest in and to the Assigned Property. Assignee desires to accept such rights, title and interest.

                                   Agreement
                                   ---------

                   NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

                   1. Assignment. Assignor hereby assigns and transfers all of its right, title and interest in and to the Assigned Property to Assignee.

                   2. Acceptance and Assumption. Assignee hereby accepts the foregoing assignment as a Capital Contribution pursuant to Section 3.4 of the Agreement.

                   3. Miscellaneous. This Assignment shall be binding upon and shall inure to the benefit of the respective heirs, successors and assigns of the parties hereto. Each party agrees to execute any and all other documents reasonably necessary or appropriate in order to effect the assignment to Assignee of the Assigned Property and any rights thereto in accordance with the terms of this Assignment. This Assignment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The headings used herein are inserted for purposes of reference and are not intended to be part of or to effect the meaning or interpretation of this Assignment.

                   IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed on their respective behalf, by their respective officers, thereunto duly authorized, all as of the day and year first above written.

                             ASSIGNOR:

                                  MAGMA POWER COMPANY, a Nevada corporation

                                    By:
                                       --------------------------------------
                                          Its:
                                              -------------------------------
                                    By:
                                       --------------------------------------
                                          Its:
                                              -------------------------------

                             ASSIGNEE:

                                  DEL RANCH, LTD., a California limited
                                  partnership

                                  By: RED HILL GEOTHERMAL, INC., a Delaware
                                  corporation, its General Partner

                                    By:
                                       --------------------------------------
                                          Its:
                                              -------------------------------
                                    By:
                                       --------------------------------------
                                          Its:
                                              -------------------------------

                                  By: CONEJO ENERGY COMPANY, a California
                                  corporation, its General Partner

                                    By:
                                       --------------------------------------
                                          Its:
                                              -------------------------------
                                    By:
                                       --------------------------------------
                                          Its:
                                              -------------------------------


                                  By:  MAGMA POWER COMPANY, a Nevada
                                  corporation, its Limited Partner

                                    By:
                                       --------------------------------------
                                          Its:
                                              -------------------------------
                                    By:
                                       --------------------------------------
                                          Its:
                                              -------------------------------


                                  By: CONEJO ENERGY COMPANY, a California
                                  corporation, its Limited Partner

                                    By:
                                       --------------------------------------
                                          Its:
                                              -------------------------------
                                    By:
                                       --------------------------------------
                                          Its:
                                              -------------------------------

                                                                     Del Ranch
                                                                     ---------

                      ASSIGNMENT AS CAPITAL CONTRIBUTION
                      ----------------------------------

                   THIS ASSIGNMENT AS CAPITAL CONTRIBUTION (the "Assignment") is made as of the 14th day of March, 1988, by and between RED HILL GEOTHERMAL, INC., a Delaware corporation ("Assignor"), and DEL RANCH, LTD., a California limited partnership ("Assignee").

                                   Recitals
                                   --------

                   A. Assigned Property. Assignor is a wholly owned subsidiary of Magma Power Company, a Nevada corporation ("Magma"). Magma is currently developing a power production geothermal electrical generating facility in the Salton Sea Known Geothermal Resource Area in Imperial County, California (the "Del Ranch Facility"). In connection with Magma's development of the Del Ranch Facility, Magma has incurred certain tangible and intangible drilling and development costs with respect to developing the geothermal production and injection wells that will service the Del Ranch Facility (the "Geothermal Wells"). Pursuant to that certain Assignment as Capital Contribution of even date herewith, by and between Magma and Assignee, Magma assigned to Assignor its right, title and interest in and to a portion of the Geothermal Wells represented by a portion of the total amount of such intangible drilling and development costs incurred by Magma to date. As of even date herewith, Assignor is acquiring a general partner interest in Assignee pursuant to that certain Amended and Restated Limited Partnership Agreement of Assignee dated as of March 14, 1988 (the "Agreement"). As a portion of its total "Scheduled Capital Contribution" (as defined in the Agreement) Assignor is contributing to Assignee Assignor's right, title and interest in and to those portions of the Geothermal Wells so assigned to Assignee which have been developed through the incurrence of costs which are deductible by Assignor for Federal income tax purposes pursuant to Section 263(c) of the Internal Revenue Code of 1986, as amended, which costs are equal to $6,377,427 (the "Assigned Property"), subject to adjustment as provided in Section 3.4.2 of the Agreement. The other portion of such Geothermal Wells as is represented by such deductible costs is being contributed to Assignee by Magma on the date hereof.

                   B. Purpose. Assignor now desires to assign to Assignee all of its rights, title and interest in and to the Assigned Property. Assignee desires to accept such rights, title and interest.

                                   Agreement
                                   ---------

                   NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

                   1. Assignment. Assignor hereby assigns and transfers all of its right, title and interest in and to the Assigned Property to Assignee.

                   2. Acceptance and Assumption. Assignee hereby accepts the foregoing assignment as a Scheduled Capital Contribution pursuant to Section
3.4 of the Agreement.

                   3. Miscellaneous. This Assignment shall be binding upon and shall inure to the benefit of the respective heirs, successors and assigns of the parties hereto. Each party agrees to execute any and all other documents reasonably necessary or appropriate in order to effect the assignment to Assignee of the Assigned Property and any rights thereto in accordance with the terms of this Assignment. This Assignment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The headings used herein are inserted for purposes of reference and are not intended to be part of or to effect the meaning or interpretation of this Assignment.

                   IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed on their respective behalf, by their respective officers, thereunto duly authorized, all as of the day and year first above written.

                             ASSIGNOR:

                                  RED HILL GEOTHERMAL, INC.,
                                  a Delaware corporation


                                    By:
                                       --------------------------------------
                                          Its:
                                              -------------------------------
                                    By:
                                       --------------------------------------
                                          Its:
                                              -------------------------------

                       ASSIGNEE:

                           DEL RANCH, LTD., a California limited
                           partnership

                                By: RED HILL GEOTHERMAL, INC., a
                                    Delaware corporation, its General
                                    Partner

                                    By:
                                       --------------------------------------
                                          Its:
                                              -------------------------------
                                    By:
                                       --------------------------------------
                                          Its:
                                              -------------------------------

                                By: CONEJO ENERGY COMPANY, a California
                                    corporation, its General Partner

                                    By:
                                       --------------------------------------
                                          Its:
                                              -------------------------------
                                    By:
                                       --------------------------------------
                                          Its:
                                              -------------------------------

                                By: MAGMA POWER COMPANY, a Nevada
                                    corporation, its Limited Partner

                                    By:
                                       --------------------------------------
                                          Its:
                                              -------------------------------
                                    By:
                                       --------------------------------------
                                          Its:
                                              -------------------------------

                                By: CONEJO ENERGY COMPANY, a California
                                    corporation, its Limited Partner

                                    By:
                                       --------------------------------------
                                          Its:
                                              -------------------------------
                                    By:
                                       --------------------------------------
                                          Its:
                                              -------------------------------

                                 SCHEDULE "Z"
                                 ------------

                   "Additional Power Production Facilities" means power production geothermal electrical generating facilities developed in the SSKGRA which Process Reserved Geothermal Brine to produce electrical energy.

                   "Administration Fee" means the payments to be made to Red Hill provided for in Section 6 of the Administrative Services Agreement.

                   "Administrative Services Agreement" means that certain Administrative Services Agreement dated as of March 14, 1988, as the same may be amended from time to time, by and between Red Hill and Del Ranch, Ltd., pursuant to which Red Hill will provide certain administrative and management services to Del Ranch, Ltd. in connection with the operation of the Del Ranch Facility.

                   "Affiliate" means, when used with reference to a specified Person, (a) any Person who directly or indirectly controls, is controlled by or is under common control with the specified Person, (b) any Person who is an officer, partner or trustee of, or serves in a similar capacity with respect to, the specified Person, or for which the specified Person is an officer, partner or trustee or serves in a similar capacity, (c) any Person who, directly or indirectly, is the beneficial owner of 10% or more of any class of equity securities of the specified Person, or of which the specified Person, directly or indirectly, is the owner of 10% or more of any class of equity securities, and (d) any relative of the specified Person.

                   "Average Annual Energy Price" means an amount equal to the sum of (i) 2/3 multiplied by the average of the quarterly Time Period Weighted Average Proposed Avoided Cost Energy Winter Prices released by SCE for the calendar year in which the calculation is being made, plus (ii) 1/3 multiplied by the average of the quarterly Time Period Weighted Average Proposed Avoided Cost Energy Summer Prices released by SCE for the calendar year in which the calculation is being made. In the event that the Time Period Weighted Average Proposed Avoided Cost Energy Winter Prices and the Time Period Weighted Average Proposed Avoided Cost Energy Summer Prices are abandoned or changed materially or otherwise cease to be released by SCE on a quarterly basis, the parties shall select a substitute index to the end that the Average Annual Energy Price will reflect SCE's average annual avoided cost energy prices. In the event the parties fail to agree on a substitute index as provided in the immediately preceding sentence, the matter shall be submitted to an arbitrator in accordance with Section 21 of the Operating and Maintenance Agreement and the arbitrator shall select the substitute index to be used.

                   "Brine Minerals" means all mineral resources found in the Geothermal Brine, including, without limitation, mineral resources found in the Geothermal Brine Scale.

                   "BTU Energy" means the heat value in British Thermal Units which can be extracted from Geothermal Brine.

                   "Capacity" shall have the same meaning as that term has in the Del Ranch Power Purchase Contract.

                   "Capital Contribution" has the same meaning as that term has in the Limited Partnership Agreement.

                   "Code" means the Internal Revenue Code of 1986, as amended (or any corresponding provision or provisions of succeeding law).

                   "Construction Management Agreement" means that certain Construction Management and Asset Transfer Agreement dated as of March 14, 1988, as the same may be amended from time to time, by and between Magma and Del Ranch, Ltd., pursuant to which Magma will act as Del Ranch, Ltd.'s construction manager for the construction of the Del Ranch Facility.

                   "Construction Management Fee" means the payments to be made to Magma provided for in Section 9 of the Construction Management Agreement.

                   "Construction Manager" means Magma for purposes of the Construction Management Agreement.

                   "Contract Capacity" shall have the same meaning as that term has in the Del Ranch Power Purchase Contract.

                   "Conversion Date" shall have the same meaning as that term has in the Credit Facility.

                   "Credit Facility" means that certain Secured Credit Agreement dated as of March 14, 1988, as the same may be amended from time to time, among Del Ranch, Ltd., the Banks listed on the signature pages thereto and Morgan Guaranty Trust Company of New York, as Agent.

                   "Critical Parts and Equipment" means those certain equipment and parts delineated on Exhibit "A" to the Operating and Maintenance Agreement and such additional equipment and parts which the parties thereto agree, from time to time, should be added to the Critical Parts and Equipment listed on said Exhibit "A" to the Operating and Maintenance Agreement.

                   "DCC" means The Dow Chemical Company, a Delaware corporation.

                   "DEC" means Dow Engineering Company, a Delaware corporation.

                   "Debt Service Reserve" means the reserve established pursuant to Section 11.1 of the Operating and Maintenance Agreement.

                   "Debt Service Reserve Account" means the segregated bank account established pursuant to Section 11.1 of the Operating and Maintenance Agreement.

                   "Decommission," "Decommissioned" or "Decommissioning" means the obligations on the part of Del Ranch, Ltd., among other things, to remove all or a portion of the Del Ranch Facility and, with respect to production and injection wells and only to the extent allowed by applicable law, to cap such wells in lieu of removal from the Del Ranch Property and the Geothermal Lease Rights Properties in the event Magma elects to require such removal pursuant to Sections 8.11 and 8.13 of the Ground Lease and/or Section 3.1.4 of the Easement Agreement.

                   "Decommissioning Reserve" means the reserve established pursuant to Section 11.3 of the Operating and Maintenance Agreement.

                   "Decommissioning Reserve Account" means the segregated bank account established pursuant to Section 11.3 of the operating and Maintenance Agreement.

                   "Del Ranch Facility" means that certain power production geothermal electrical generating facility being constructed pursuant to the Plans and Specifications and any "as-built" plans on the Del Ranch Property which, when completed, will have the capacity to convert BTU Energy from Geothermal Brine into electrical energy, together with the Supporting Equipment.

                   "Del Ranch Facility Brine Requirement" means that amount of Geothermal Brine which, when Processed by the Del Ranch Facility, will yield the amount of BTU Energy reasonably required to generate 332,880,000 kilowatt hours per year of "Energy" as that term is defined in the Del Ranch Power Purchase Contract.

                   "Del Ranch Facility Projected Project Cost", means the total projected cost of construction and development of the Del Ranch Facility as reflected on Exhibit "I" to the Construction Management Agreement.

                   "Del Ranch, Ltd." means Del Ranch, Ltd., a California limited partnership, a limited partnership organized under the laws of the State of California, the general partners of which are Red Hill and Conejo Energy Company, a California corporation.

                   "Del Ranch Power Purchase Contract" means that certain Power Purchase Contract dated February 22, 1984, as amended, and as the same may be amended from time to time, by and between Magma and SCE.

                   "Del Ranch Property" means the parcel of real property more particularly described on Exhibit "A" to the Ground Lease, as that description may be modified from time to time pursuant to Section 3.3 of the Ground Lease.

                   "Del Ranch Property Preliminary Title Report" means that certain Preliminary Title Report No. 105342 dated February 16, 1988 a copy of which is attached as Exhibit "L" to the Construction Management Agreement.

                   "Development of the Del Ranch Facility" means the design, engineering, construction, testing and start-up of the Del Ranch Facility.

                   "Distribution Dates" means each March 31 and September 30.

                   "Dow Services Agreement" means that certain Financial and Technical Services Agreement dated March 27, 1987 by and between Magma and DCC, a copy of which is attached as Exhibit "A" to the Administrative Services Agreement.

                   "Easement Agreement" means that certain Easement Grant Deed and Agreement Regarding Rights for Geothermal Development dated as of March 14, 1988, as the same may be amended from time to time, by and between Magma and Del Ranch, Ltd., pursuant to which the parties have provided for an "Easement to Develop Geothermal Rights" and related rights and obligations as described therein.

                   "Energy Revenues" means all payments received by Del Ranch, Ltd. for the sale of electricity which payments represent the "Energy" (as that term is defined in the Del Ranch Power Purchase Contract) component of the payments received including, without limitation, (i) payments received by Del Ranch, Ltd. from SCE pursuant to the Del Ranch Power Purchase Contract (without deduction for payments made pursuant to the IID Transmission Line Agreement), (ii) all payments for Energy delivered both before and after the Firm Operation Date and below, at and above the "Contract Capacity" level (as that term is defined in the Del Ranch Power Purchase Contract) and (iii) all payments received by Del Ranch Ltd. in lieu of payments that would have been received for the Energy component of electricity that would have been produced but for the in lieu payments.

                   "Engineer" means R.W. Beck and Associates, or their successors in the capacity of engineers and consultants with respect to the Development of the Del Ranch Facility and the operation of the Del Ranch Facility.

                   "Excess Extracted Geothermal Brine" means Geothermal Brine extracted by Del Ranch, Ltd. in connection with the operation of the Del Ranch Facility which is in excess of the amount of Geothermal Brine needed to meet the Del Ranch Facility Brine Requirement.

                   "Excess Unextracted Geothermal Brine" means all Geothermal Brine which is not needed for the operation of the Vulcan Facility and the Del Ranch Facility.

                   "Extraordinary Services" means all of the services, materials, equipment and supplies to be performed or provided by Red Hill pursuant to Section 3 of the Administrative Services Agreement.

                   "Firm Operation Date" means the first day on which Firm Operation (as that term is defined in the Del Ranch Power Purchase Contract) occurs under the Del Ranch Power Purchase Contract.

                   "Firm Operation Month" means the first month during which Firm operation (as that term is defined in the Del Ranch Power Purchase Contract) occurs under the Del Ranch Power Purchase Contract.

                   "Geothermal Brine" means the geothermal brine contained in the Vulcan Geothermal Lease Unit.

                   "Geothermal Brine Scale" means all deposits and residue including, without limitation, silica slurry, silica cake and sludge deposits on or in vessels or equipment in which Geothermal Brine is transported to or from, or Processed or stored in, the Del Ranch Facility.

                   "Geothermal Lease Rights" means the rights in the Geothermal Lease Rights Properties held by Magma pursuant to the Geothermal Leases including, without limitation, certain rights of Magma to (i) that portion of the Geothermal Lease Rights Properties existing below the surface of the land including, without limitation, the right to extract and take Geothermal Brine therefrom and (ii) the Surface Properties including, without limitation, the right to enter upon certain portions of the Surface Properties for the purposes of (1) drilling exploratory, production and injection wells;
(2) installing pipelines for the extraction of Geothermal Brine; (3) extracting Geothermal Brine; and (4) constructing facilities designed to convert the heat energy in the Geothermal Brine to electrical energy for sale to public utilities.

                   "Geothermal Lease Rights Properties" means the real property located within the SSKGRA, as more particularly described in Exhibit "A" to the Easement Agreement.

                   "Geothermal Lease Rights Properties Preliminary Title Report" means, collectively, those certain Preliminary Title Reports Nos. 105340 (Severe), 105341 (Del Ranch, Inc.), 105348 (Future Energy), 105344
(Ruchti/24 Leases), 105343 (Woolsey), 105345 (McKelvey), 105346 (Wiest) and 105347 (J.F. Baretta), dated February 16, 1988, copies of which are attached as Exhibit "C" to the Easement Agreement.

                   "Geothermal Leases" means those certain geothermal leases delineated on Exhibit "B" to the Easement Agreement.

                   "Geothermal Lessors" means the parties identified as the "lessors," or their successors in interest, in each of the Geothermal Leases.

                   "Grantee" means Del Ranch, Ltd. for purposes of the Easement Agreement.

                   "Grantor" means Magma for purposes of the Easement
Agreement.

                   "Ground Lease" means that certain Ground Lease dated as of March 14, 1988, as the same may be amended from time to time, by and between Magma and Del Ranch, Ltd., pursuant to which Magma leases to Del Ranch, Ltd. the Del Ranch Property.

                   "Guaranteed Capacity Payment" means the payments to be made to Red Hill provided for in Section 13 of the operating and Maintenance Agreement.

                   "IID" means the Imperial Irrigation District, organized under the Water Code of the State of California.

                   "IID Agreements" mean, collectively, (i) that certain Funding and Construction Agreement dated June 29, 1987, by and among the Imperial Irrigation District ("IID"), and certain "Participants" (as that term is defined in said Funding and Construction Agreement) including Magma, (ii) that certain Joint Funding Agreement dated June 29, 1987, by and among the "Participants" (as that term is defined in said Joint Funding Agreement) including Magma and (iii) any "IID Transmission Service Agreement For Alternative Resources" which may be entered into between IID and Del Ranch, Ltd., copies of which are attached as Exhibit "G" to the Construction Management Agreement.

                   "Insurance Requirements" means policies of insurance, maintained by or on behalf of Del Ranch, Ltd. with insurance companies rated at least B+ by A.M. Best Company or such other insurance companies as may be acceptable to the agent for the Project Lender, of the following type, in the following amounts, and on the following terms:

                   (i) at all times after completion of construction of the Del Ranch Facility, insurance on the Del Ranch Facility against all risks of physical loss or damage, including flood, earthquake (to the extent possible) and collapse and all other risks and perils normally covered in "all-risk" policies, for the full cost of repair or replacement (excluding the costs of the transmission lines, wells and Geothermal Brine pipelines);

              (ii) as soon as possible in the course of construction of the Del Ranch Facility and at all times after completion of construction of the Del Ranch Facility, boiler and machinery insurance written on a comprehensive form for the full repair and replacement value of the equipment at and of the Del Ranch Facility;

              (iii) at all times, comprehensive general liability insurance with a limit of no less than $1,000,000, combined single limit, bodily injury and property damage, for each occurrence;

              (iv) at all times, excess public liability insurance in the form of an umbrella policy which umbrella policy shall afford coverage of not less than $10,000,000 per occurrence over and above the coverage provided by the policies described above and the policy described in Exhibit "N" to the Construction Management Agreement;

              (v) on and after the Firm Operation Date, business interruption insurance covering, for an annual term, only amounts due (including, without limitation, interest, principal repayment and any other fees and expenses) on the Project Lender's Loan; and

              (vi) as soon as practicable after the agent for the Project Lender shall request, such other insurance with respect to the Del Ranch Facility in such amounts equal to the greater of such amount, and against such insurable hazards, (x) as Magma maintains with respect to other facilities similar to the Del Ranch Facility, which Magma owns or operates, (y) as is usually carried by corporations of established reputation operating similar properties and (z) as the agent for the Project Lender may from time to time reasonably request.

                   Each insurance policy set forth above (a) shall (except for the liability insurance referred to in clause (iii) above, which shall name the Project Lender as an additional insured) insure the Project Lender's interests under the Project Lender's Lien and shall provide that all insurance proceeds payable under such policy shall, until notice from the agent for the Project Lender to the contrary, be paid over directly to such agent for the benefit of the Project Lender, (b) shall provide that it cannot be cancelled or terminated without thirty days' prior written notice to such agent, (c) shall include waivers by the insurer of all claims for the payments by the Project Lender and such agent of insurance premiums, (d) shall (except for the liability insurance referred to in clause (iii) above) provide for losses to be payable to the Project Lender notwithstanding (i) any act or failure to act by the insured or violation by the insured of warranties, declarations or conditions contained in the policy, (ii) any foreclosure or sale or other proceeding relating to the Del Ranch Facility or construction work in progress or (iii) any change in the title to or ownership of the Del Ranch Facility or construction work in progress, (e) shall (except for the liability insurance referred to in clause (iv) above, which shall have no deductible) provide for deductibles for (i) "all risk" coverage of no greater than $500,000 per occurrence, and (ii) business interruption coverage of no greater than sixty
(60) days, and (f) shall be in all other respects satisfactory to the agent for the Project Lender.

                   "Licensee" means Del Ranch, Ltd. for purposes of the Technology Transfer Agreement.

                   "Licensor" means Magma for purposes of the Technology Transfer Agreement.

                   "Limited Partner" means any of the Original Limited Partners and Substituted Limited Partners as defined in the Limited Partnership Agreement.

                   "Limited Partnership Agreement" means that certain Amended and Restated Limited Partnership Agreement of Del Ranch, Ltd., dated as of March 14, 1988, as the same may be amended from time to time.

                   "Magma" means Magma Power Company, a Nevada corporation.

                   "Magma Overrun Loan" means any loan made by Magma pursuant to the Magma Undertaking.

                   "Magma Undertaking" means the undertaking of Magma, substantially in the form of Exhibit "K" to the Construction Management Agreement.

                   "Major Capital Expenditure Reserve" means the reserve established pursuant to Section 11.2 of the Operating and Maintenance Agreement.

                   "Major Capital Expenditure Reserve Account" means the segregated bank account established pursuant to Section 11.2 of the Operating and Maintenance Agreement.

                   "Operating Agreements" means the Easement Agreement, the Administrative Services Agreement, the Construction Management Agreement, the Del Ranch Power Purchase Contract, the Ground Lease, the Operating and Maintenance Agreement, the Technology Transfer Agreement and the IID Agreements.

                   "Operating and Maintenance Agreement" means that certain Operating and Maintenance Agreement dated as of March 14, 1988, as the same may be amended from time to time, by and between Del Ranch, Ltd. and Red Hill, pursuant to which Red Hill will provide day-to-day operational and maintenance services for Del Ranch, Ltd. in connection with the operation of the Del Ranch Facility.

                   "Operator" means Red Hill for purposes of the Operating and Maintenance Agreement.

                   "Ordinary Services" means all of the services, materials, equipment and supplies to be performed or provided by Red Hill on a normal day-to-day basis pursuant to Section 2 of the Administrative Services Agreement.

                   "Owner" means Del Ranch, Ltd. for purposes of the Administrative Services Agreement, the Construction Management Agreement and the Operating and Maintenance Agreement.

                   "Partially Spent Geothermal Brine" means the Geothermal Brine in an amount not exceeding the Del Ranch Facility Brine Requirement which has been extracted and Processed by Del Ranch, Ltd. for the purpose of generating electrical energy in connection with the operation of the Del Ranch Facility.

                   "Partnership Holding Account" has the same meaning as that term has in the Limited Partnership Agreement.

                   "Permitted Investment" means any investment in (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated in the highest grade by a nationally recognized credit rating agency or
(iii) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized under the laws of the United States or any state thereof and the certificates of deposit of which are rated in one of the two highest grades by a nationally recognized credit rating agency, provided in each case that such investment matures within one year from the date of acquisition thereof by Del Ranch, Ltd.

                   "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                   "Plans and Specifications" means those certain plans and specifications for the construction of the Del Ranch Facility, as more particularly described on Exhibit "H" to the Construction Management Agreement.

                   "Principal Repayment Date" means the date on which a portion of the principal of the Project Lender's Loan is scheduled to be repaid pursuant to the Credit Facility.

                   "Process," "Processed" or "Processing" means the process by which BTU Energy is extracted from the Geothermal Brine.

                   "Project Lender" means collectively the lender(s) advancing all or a portion of the Project Lender's Loan, or the agent for such lenders.

                   "Project Lender's Lien" means the security interest or lien evidenced by a first deed of trust granted by Del Ranch, Ltd. in Del Ranch, Ltd.'s leasehold estate in the Del Ranch Property to the Project Lender to secure repayment of any indebtedness and/or performance of any obligation created by the Project Lender's Loan.

                   "Project Lender's Loan" means the financing provided by the Project Lender for the Development of the Del Ranch Facility or the operation of the Del Ranch Facility, the repayment of which is secured by the Project Lender's Lien.

                   "Project Lender's Loan Documents" means all instruments, agreements and other documents including, without limitation, the Credit Facility, evidencing or related to the Project Lender's Loan and the security therefor including, without limitation, the Project Lender's Lien.

                   "Red Hill" means Red Hill Geothermal, Inc., a Delaware corporation, a general partner of Del Ranch, Ltd. Red Hill is a wholly owned subsidiary of Magma.

                   "Refunded Capital Contribution" shall have the same meaning as that term has in Section 3.6 of the Limited Partnership Agreement.

                   "Reimbursement Charges" means the payments to Red Hill provided for in Section 14 of the Operating and Maintenance Agreement.

                   "Reserved Geothermal Brine" means the combination of Partially Spent Geothermal Brine, Excess Extracted Geothermal Brine and Excess Unextracted Geothermal Brine.

                   "SCE" means Southern California Edison Company.

                   "SSKGRA" means Salton Sea Known Geothermal Resource
Area.

                   "Schedule of Projected Remaining Cost of Construction" means the projected cost of completing construction and development of the Del Ranch Facility as of the date of the

Construction Management Agreement, as reflected on Exhibit "J" to the Construction Management Agreement.

                   "Services" means the services to be provided by Red Hill pursuant to Section 2 of the Operating and Maintenance Agreement.

                   "Spare Parts" means all spare parts necessary for the reliable, continuous operation of the Del Ranch Facility, other than the Critical Parts and Equipment.

                   "Subcontractor" means a person or entity who performs any duties for or supplies any equipment or material to Red Hill, directly or indirectly, in the performance of the Services.

                   "Substantial Completion Month" means the month in which the Construction Management Agreement terminates in accordance with its terms.

                   "Supporting Equipment" means all items described in Sections 2.2.2 of the Easement Agreement, including all such items located on the Del Ranch Property, and any real property interest associated therewith.

                   "Surface Properties" means that portion of the Geothermal Lease Rights Properties existing above and upon the surface of the land.

                   "Technology Fee" means the payments to be made to Magma provided for in Section 3 of the Technology Transfer Agreement.

                   "Technology Transfer Agreement" means that certain Technology Transfer Agreement dated as of March 14, 1988, as the same may be amended from time to time, by and between Magma and Del Ranch, Ltd., pursuant to which Magma grants to Del Ranch, Ltd. the nonexclusive right to use certain "Technology" and "Know-How" which will be utilized by Del Ranch, Ltd. only in connection with the operation of the Del Ranch Facility.

                   "Total Electricity Revenues" means all payments received by Del Ranch, Ltd. for the sale of electricity including, without limitation, payments received by Del Ranch, Ltd. from SCE pursuant to the Del Ranch Power Purchase Contract (without deduction for payments made pursuant to the IID Agreements) including, without limitation, (i) all payments for "Energy," "capacity" and "Capacity Bonus Payments" delivered both before and after the Firm Operation Date and below, at and above the "Contract Capacity" level (as those terms are defined in the Del Ranch Power Purchase Contract) and (ii) all payments received by Del Ranch, Ltd. in lieu of payments that would have been received for electricity that would have been produced but for the in lieu payments.

                   "Totally Spent Geothermal Brine" means Partially Spent Geothermal Brine which (i) has been Processed by Magma, or a licensee of Magma, for use in connection with the operation of Additional Power Production Facilities; (ii) has been used by Magma, or a licensee of Magma, to extract Brine Minerals; or (iii) has been used by Magma, or a licensee of Magma, for any other use including, without limitation, the production of steam or heat for sale to users of steam or heat.

                   "Vulcan Facility" means that certain power production geothermal electrical generating facility located on the Vulcan Geothermal Lease Unit on property contiguous to the Del Ranch Property more particularly described on Exhibit "D" to the Easement Agreement. The Vulcan Facility is owned by Vulcan/BN Geothermal Power Company, a Nevada general partnership, the general partners of which are Vulcan Power Company, a Nevada corporation, and BN Geothermal, Inc., a Delaware corporation. Vulcan Power Company is a wholly owned subsidiary of Magma.

                   "Vulcan Facility Brine Sales Agreement" means that certain Brine Sales Agreement dated August 30, 1985, as the same may be amended from time to time, by and between Vulcan Power Company and Vulcan/BN Geothermal Power Company, pursuant to which Vulcan Power Company has agreed to make available to the Vulcan Facility certain amounts of geothermal brine from certain portions of the Vulcan Geothermal Lease Unit for a thirty (30) year period.

                   "Vulcan Geothermal Lease Unit" means that certain Vulcan Plant Unit established pursuant to that certain Declaration and Notice of Creation of Unit and Pooling of Lands Under Leases dated as of January 10, 1985, as amended by that certain First Amended and Restated Declaration and Notice of Creation of Unit and Pooling of Lands Under Leases dated as of January 18, 1988, which evidences Magma's Geothermal Lease Rights in and to the Geothermal Lease Rights Properties.

                   "Working Capital" shall have the same meaning as that term has in the Credit Facility.

                   "Working Capital Requirement" shall have the same meaning as that term has in the Credit Facility.

                   Additional Defined Terms. For the convenience of the parties, in addition to the defined terms set forth in this Schedule Z, certain other terms are defined throughout the Operating Agreements.

=============================================================================










                            FIRST AMENDMENT TO THE

                             AMENDED AND RESTATED

                         LIMITED PARTNERSHIP AGREEMENT

                                      OF

                               DEL RANCH, LTD.,

                       A CALIFORNIA LIMITED PARTNERSHIP

                                April 14, 1989









=============================================================================

                            FIRST AMENDMENT TO THE
                             AMENDED AND RESTATED
                        LIMITED PARTNERSHIP AGREEMENT
                                      OF
                               DEL RANCH, LTD.,
                       A CALIFORNIA LIMITED PARTNERSHIP
                                   PREAMBLE
                                   --------

                   This First Amendment (the "Amendment") to the Amended and Restated Limited Partnership Agreement (the "Limited Partnership Agreement") of Del Ranch, Ltd., a California Limited Partnership (the "Partnership"), is made and entered into as of April 14, 1989, by and among Red Hill Geothermal, Inc., a Delaware corporation ("Red Hill"), Magma Power Company, a Nevada corporation ("Magma"), and Conejo Energy Company, a California corporation ("Conejo"), for the purpose of amending the Limited Partnership Agreement of the Partnership under which the affairs of the Partnership have been conducted to this date.

                                   RECITALS
                                   --------

                   A. Red Hill, Magma and Conejo are all of the parties to the Limited Partnership Agreement and all of the partners of the Partnership as of the date hereof.

                   B. Red Hill, Magma and Conejo desire to amend the Limited Partnership Agreement as provided herein. The parties acknowledge that such amendments are not attributable to the influx of new capital into the Partnership but rather are intended to more accurately reflect the parties' agreements.

                   NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                                   AGREEMENT
                                   ---------


                   1. Name Change. Section 1.2 of the Limited Partnership Agreement is amended to provide that the name of the Partnership shall hereafter be "Del Ranch, L.P." or such other name as may hereafter be designated in accordance with Section 1.2 of the Limited Partnership Agreement.

                   2. Testing Date. The following definition is added to
Article II of the Limited Partnership Agreement:

                   "2.2.32. 'Testing Date' means that date on which the Del Ranch Facility is synchronized with and into the SCE grid and the Partnership begins delivering electricity to SCE."

                   3. IID Costs. Section 2.2.23.8 of the Limited Partnership Agreement is amended to read as follows:

                  "2.2.23.8. The Partnership's share of the costs of the electrical transmission facilities to be built by the IID as provided in the IID Agreements, and the electrical interconnection with IID and SCE, together with all costs and expenses associated with the financing thereof (collectively, IIID Costs')."

                   4. Special Allocations. Section 5.3.2 of the Limited Partnership Agreement is amended to read as follows:

                  "5.3.2. Federal depreciation and other cost recovery deductions, and amortization deductions for financing commitment fees and other similar costs, start-up expenditures and organizational expenditures, in each case with respect to Project Costs, but excluding all IID Costs, shall be allocated as follows:

                           "(a) All such deductions for taxable periods
                  beginning before the Testing Date shall be allocated as follows: (i) those deductions allocable to and attributable to the complete calendar months in the period commencing March 1, 1988 and ending on the Testing Date shall be allocated 50% to Conejo, 40% to Red Hill and 10% to Magma; and (ii) the remainder of such deductions shall be allocated 100% to Conejo.

                           "(b) Such deductions for taxable periods commencing
                  on or after the Testing Date and attributable to Project Costs not to exceed $93,846,154 (less all IID Costs), shall be allocated (i) 100% to Conejo through and including December 31, 1990 and (ii) commencing January 1, 1991 through and including December 31, 1992, 90% to Conejo, 8% to Red Hill and 2% to Magma and (iii) thereafter, to the Partners in proportion to their Units in the Partnership.

                           "(c) Such deductions for taxable periods commencing
                  on or after the Testing Date and attributable to Project Costs in excess of $103,846,154 (less all IID Costs) and less than $115,000,000

                  (less all IID Costs) resulting from Priority Tax Capital Contributions made pursuant to the terms of Section 3.5 of this Limited Partnership Agreement shall be allocated 57.5% to Conejo, 34% to Red Hill and 8.5% to Magma.

                           "(d) Such deductions for taxable periods commencing
                  on or after the Testing Date and attributable to Project Costs in an aggregate amount between $93,846,154 (less all IID Costs) and $103,846,154 (less all IID Costs) and to Project Costs in excess of $115,000,000 (less all IID Costs) resulting from Priority Capital Contributions made pursuant to Section 3.5 of this Limited Partnership Agreement shall be allocated 50% to Conejo, 40% to Red Hill and 10% to Magma."

                  5. Continued Effectiveness. Except as specifically provided in this Amendment, the Limited Partnership Agreement shall remain in full force and effect in accordance with its original terms and conditions, except that the term "Limited Partnership Agreement" as used in the Limited Partnership Agreement shall hereafter mean the Limited Partnership Agreement as amended hereby.

                  6. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single original instrument.


                   IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their duly authorized officers as of the day and year first above written.

                                    RED HILL GEOTHERMAL, INC., a
                                    Delaware corporation, a General
                                    Partner

                                    By:
                                       --------------------------------------
                                          Its: Vice President
                                              -------------------------------
                                    By: R. Peele
                                       --------------------------------------
                                          Its: Vice President
                                              -------------------------------

                                    MAGMA POWER COMPANY, a Nevada
                                    corporation, a Limited Partner

                                    By:
                                       --------------------------------------
                                          Its: Secretary & Vice President
                                              -------------------------------
                                    By:
                                       --------------------------------------
                                          Its: Vice President
                                              -------------------------------

                                    CONEJO ENERGY COMPANY, a California
                                    corporation, a General Partner and a
                                    Limited Partner

                                    By: /s/ Mark M.
                                       --------------------------------------
                                          Its: Vice President
                                              -------------------------------
                                    By:
                                       --------------------------------------
                                          Its:
                                              -------------------------------